Filed Pursuant to Rule 424(b)(5)

Registration No.: 333-296480

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 15, 2026)

Quantum Cyber N.V.

Up to $100,000,000

Ordinary Shares

We have entered into a sales agreement, dated as of October 9, 2026 (the “Sales Agreement”) with Titan Partners Securities LLC (the “Agent” or “Titan Partners”) related to our ordinary shares, par value €0.01 per share (the “ordinary shares”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement and under this prospectus supplement and the accompanying base prospectus, we may offer and sell our ordinary shares having an aggregate offering price of up to $100,000,000 from time to time through the Agent, acting as our sales agent.

Our ordinary shares are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “QUCY.” On October 8, 2026, the last reported sale price of our ordinary shares on Nasdaq was $1.39 per share.

Sales of our ordinary shares under this prospectus supplement and the accompanying prospectus, if any, may be made by any method deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the Nasdaq, on any other existing trading market for the ordinary shares or to or through a market other than on an exchange. In addition, with our prior written approval, the Agent may also sell the ordinary shares by any other method permitted by law, including in privately negotiated transactions or block transactions.

The Agent is not required to sell any specific number or dollar amount of our ordinary shares. The Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. The Agent will be entitled to compensation under the terms of the Sales Agreement at a commission rate equal to 3% of the gross sales price of ordinary shares that it sells pursuant to the Sales Agreement. The net proceeds from any sales under this prospectus supplement and the accompanying prospectus will be used as described under “Use of Proceeds.” The proceeds we receive from sales of our ordinary shares, if any, will depend on the number of shares actually sold and the offering price of such shares. See “Plan of Distribution” beginning on page S-17 of this prospectus supplement for additional information regarding compensation to be paid to the Agent and estimated offering expenses. This offering pursuant to this prospectus supplement and the accompanying base prospectus will terminate upon the earlier of (i) the sale of all ordinary shares subject to the Sales Agreement and (ii) the termination of the Sales Agreement as permitted therein.

In connection with the sale of ordinary shares on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agent with respect to certain liabilities, including liabilities under the Securities Act.

We are a “smaller reporting company” under the federal securities laws and, as such, are subject to reduced public company reporting requirements. See “Prospectus Supplement Summary – Implications of Being a Smaller Reporting Company.” We are also an “emerging growth company” as defined in section 3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are therefore eligible for certain exemptions from various reporting requirements applicable to reporting companies under the Exchange Act. See “Prospectus Supplement Summary – Implications of Being an Emerging Growth Company.”

Investing in our ordinary shares involves significant risk. Please read carefully the sections titled “Risk Factors” beginning on page S-4 of this prospectus supplement and in our accompanying prospectus beginning on page 4 as well as those risk factors contained in our reports filed with the Securities and Exchange Commission (the “SEC”), and in the documents and information that are incorporated, or deemed to be incorporated, by reference into this prospectus supplement and the accompanying prospectus before investing in our ordinary shares.

Neither the SEC nor any state securities commission has approved or disapproved of the securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Titan Partners

The date of this prospectus supplement is October 9, 2026

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration statement process, we may from time to time offer to sell up to $250,000,000 of our ordinary shares, preferred shares, warrants, subscription rights, units or any combination of these securities in one or more transactions.

We provide information to you about this offering in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus dated June 15, 2026, which is included in our registration statement on Form S-3 (File No. 333-296480) (the “registration statement”), which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in this prospectus supplement, the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

We have not, and the Agent has not, authorized any other person to provide you with any information or to represent as to anything different from, or not contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we may authorize for use in connection with this offering. Neither we nor the Agent take any responsibility and can make no assurance as to the reliability of, any other information that others may give you. We are not, and the Agent is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement titled “Where You Can Find More Information” and “Information Incorporated by Reference.”

We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement, the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. Neither this prospectus supplement nor the accompanying prospectus constitutes, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement or the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

References in this prospectus supplement and the accompanying prospectus to the terms “we,” “us,” “our,” “Quantum,” “Quantum Cyber” or “the Company” or other similar terms mean Quantum Cyber N.V., a public company under Dutch law, and its subsidiaries taken as a whole, unless we state otherwise or the context indicates otherwise. The term “you” refers to a prospective investor.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus supplement or the accompanying prospectus or incorporated by reference in this prospectus supplement are forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. You can identify these statements by the fact that they do not relate strictly to historical or current events. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. We have tried, wherever possible, to identify such statements by using words such as “may,” “plan,” “anticipate,” “seek,” “will,” “expect,” “intend,” “estimate,” “believe,” “continue,” “predict,” “potential,” “project,” “should,” “would,” “could,” “likely,” “future,” “target,” “forecast,” “goal,” “observe,” and “strategy” or the negative thereof or variations thereon or similar terminology relating to the uncertainty of future events or outcomes. Any expectations based on these forward-looking statements are subject to risks and uncertainties and other important factors. Some factors that could cause actual results to differ materially from those anticipated include, among others, our ability to execute our strategic transition into artificial intelligence-enabled autonomous systems, drone technologies, and quantum-related applications; our dependence on rights obtained from third-party license arrangements; our ability to establish, scale, or integrate manufacturing capabilities needed to support our new business strategy; contractual restrictions, governance arrangements, and third-party consent rights that may limit our strategic flexibility; our potential need for additional capital; our ability to protect the confidentiality of our trade secrets and proprietary information; our ability to continue as a going concern; material weaknesses in our internal control over financial reporting and the ineffectiveness of our disclosure controls and procedures; our ability to maintain compliance with the continued listing requirements of Nasdaq; future economic conditions, including changes in the markets in which we operate; changes in demand for our services and products; our revenue and operating performance; difficulties in successfully executing our growth initiatives; difficulties in executing on our strategic initiatives; the effects of competition in the markets in which we operate, including the adverse impact of competitive product announcements or new entrants into our markets and transfers of resources by competitors into our markets; pricing and gross profit pressures; control of costs and expenses; risks associated with new technologies and the impact on our business; legislative, regulatory, and competitive developments in markets in which we operate; possible future claims, litigation or enforcement actions and the results of any such claim, litigation proceeding, or enforcement action; the impact of any future pandemic or other business interruptions on our business operations, financial results and financial position; risks of future cybersecurity incidents; adverse developments affecting financial institutions, including bank failures; and other circumstances and risks identified in this prospectus supplement or referenced from time to time in our filings with the SEC. The occurrence of the events described, and the achievement of expected results, depend on many events, some or all of which are not predictable or within our control. These and many other factors could affect Quantum’s future operating results and financial condition and could cause actual results to differ materially from expectations based on forward-looking statements made in this document or elsewhere by Quantum or on its behalf.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our or our officers’ current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to certain risks and uncertainties. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this prospectus supplement or the accompanying prospectus or incorporated by reference in this prospectus supplement will in fact transpire or prove to be accurate. You should not place undue reliance on these forward-looking statements, which speak only as of the date they were made.

In addition, you should refer to the “Risk Factors” section of this prospectus supplement and the accompanying prospectus for a discussion of other important factors that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement or the accompanying prospectus or incorporated by reference in this prospectus supplement will prove to be accurate. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. The forward-looking statements contained in this prospectus supplement and the accompanying prospectus and incorporated by reference in this prospectus supplement represent our views as of the respective dates of such documents. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so, and we disclaim any obligation to do so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the respective dates of such documents.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus and incorporated by reference in this prospectus supplement. Before making an investment decision, please carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, including the section titled “Risk Factors” and the financial statements and other information incorporated by reference into this prospectus supplement and the accompanying prospectus. Some of the statements in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein, constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Overview

We are a technology company focused on developing intelligent, scalable platforms that integrate artificial intelligence (“AI”) and quantum computing to power next-generation control systems for unmanned vehicles, aerial vehicles and underwater vehicles, such as drones, self-driving cars and robotic fleets.

Our platforms are designed to address the fundamental limitations of classical computing approaches to autonomous vehicle control, specifically the inability to solve high-dimensional, multi-objective optimization problems in real time. By pairing AI-driven adaptive perception and decision-making with quantum computing’s capacity to explore vast solution spaces simultaneously, we believe that our systems enable capabilities that are not achievable through conventional approaches alone. We anticipate investing in research and development to power the ultimate commercialization of our drone technology.

Our core mission is to accelerate the convergence of AI and quantum technologies to deliver safer, more capable, and more efficient autonomous systems for defense, commercial logistics, disaster response, and critical infrastructure operations. We believe this convergence represents a significant technological frontier of the coming decade.

Historically we had focused on developing and selling in-vitro diagnostic tests for the early detection of cancer. During 2025 and early 2026, our legacy ColoAlert product was marketed and sold in European markets. Since 2020, we have also been developing both a blood and stool test for the early detection of pancreatic cancer. From 2022 to February 2026, we were developing our next generation colorectal cancer screening product, with the intention to launch these products in the future in the United States and in Europe. The Company subsequently pivoted its strategy to expand its business focus in the area of post-quantum cybersecurity, while continuing to pursue the commercialization of its blood-based pancreatic cancer detection product candidate.

Effective with its shareholder meeting in April 2026, the Company changed its name, from Mainz Biomed N.V., to Quantum Cyber N.V. In conjunction with the name change the Company changed its Nasdaq ticker symbol to QUCY.

Company Strategy

The Company intends to expand its focus to developing intelligent, scalable platforms that integrate AI and quantum computing to power next-generation control systems for unmanned vehicles, aerial vehicles and underwater vehicles, such as drones, self-driving cars and robotic fleets. The Company aims to accelerate the convergence of AI and quantum technologies to deliver safer, more capable, and more efficient autonomous systems for defense, commercial logistics, disaster response, and critical infrastructure operations.

Recent Developments

Securities Purchase Agreement

On February 13, 2026, the Company entered into a Securities Purchase Agreement with David Lazar, which provided for the sale in a private placement of 1,000,000 shares each of the Series A preferred stock, the Series B preferred stock, the Series C preferred stock, the Series D preferred stock and the Series E preferred stock in two closings, with the second closing completed on April 22, 2026.

On August 5, 2026, Mr. Lazar converted 1,000,000 shares each of the Series A preferred stock, the Series B preferred stock, and the Series C preferred stock and 124,700 shares of the Series D preferred stock. As a result of the conversions, the Series A preferred stock, the Series B preferred stock and the Series C preferred stock no longer have any shares outstanding. Such conversions resulted in the issuance of an aggregate of 55,057,500 ordinary shares. Following the conversion, there were 875,300 shares of the Series D preferred stock and 1,000,000 shares of the Series E preferred stock outstanding.

License Agreements

On May 12, 2026, the Company entered into a license agreement, as amended on June 1, 2026, with BP United, Inc. (“BP United”), which granted the Company an exclusive, sublicensable, perpetual, fully paid-up, worldwide license (unrestricted field of use) to BP United’s patents, trademarks, trade secrets and know-how. The license agreement also includes a worldwide non-compete covenant by BP United in favor of the Company. The licensed technology is applicable to multiple fields of use and applications, including, without limitation, drones, cyber technology, and other applications as the Company may determine. Consideration for the license consisted of $1,000,000 in cash and 20,000,000 restricted ordinary shares, which vest in four equal installments on each of September 30, 2026, March 31, 2027, June 30, 2027 and September 30, 2027. In the event the license agreement is terminated for any reason prior to a vesting date, all unvested ordinary shares will be forfeited and cancelled.

Additionally, on June 11, 2026, the Company entered into a license agreement with Project LightShift, Inc. (“LightShift”), which granted the Company an exclusive, worldwide license to LightShift’s patent-protected quantum photonic array technology to develop, manufacture, and commercialize quantum antenna systems for UAV/drone platforms in defense and national-security applications. Consideration for the license consisted of $1,000,000 in cash, paid in installments, and 2,121,386 restricted ordinary shares, which vest in eight equal installments on each of September 30, 2026, December 31, 2026, March 31, 2027, June 30, 2027, September 30, 2027, December 31, 2027, March 31, 2028 and June 30, 2028. The license agreement is subject to a performance condition requiring LightShift to deliver a demonstrable prototype by December 31, 2026, which such date may be extended to March 30, 2027. In the event the license agreement is terminated, all unvested ordinary shares will be clawed back by the Company for cancellation, and, if the license agreement is terminated due to LightShift’s material breach, all vested ordinary shares are subject to repurchase by the Company at a price per share equal to par value. In connection with the license agreement, LightShift also agreed to a voting agreement to support board-recommended proposals.

Asset Purchase Agreement

On July 15, 2026, Quantum Drones Corporation, a wholly owned subsidiary of the Company (“Quantum Drones”), closed both an Asset Purchase Agreement (the “APA”) and a Purchase and Sale Agreement (the “PSA”) with Arcade Technology LLC and Arcade Realty LLC, Connecticut limited liability companies (“Arcade Technology”). Pursuant to the APA, Quantum Drones purchased from Arcade Technology substantially all the assets of Arcade Technology used in Arcade Technology’s business of providing precision metal stamping services as well as tool design and manufacturing services under the trade name Arcade Metal Stamping, including the trade name “Arcade Metal Stamping,” inventory, furniture, equipment, intellectual property, customer contracts and lists, permits and licenses, phone numbers and email lists, assigned contracts, and goodwill, excluding cash, accounts receivable, and all liabilities. Pursuant to the PSA, the Company also acquired the plant and land on which Arcade Technology’s business is located. The Company’s intention is to build out the manufacturing capabilities at the plant for its Quantum Drones platform.

The closing consideration paid by Quantum Drones for the APA and PSA assets was approximately $4.1 million.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act, meaning that the market value of our shares held by non-affiliates was less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. As a smaller reporting company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation. Additionally, as a smaller reporting company, we may continue to take advantage of the exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended. If investors consider our ordinary shares less attractive as a result of our election to use the scaled-back disclosure permitted for smaller reporting companies, there may be a less active trading market for our ordinary shares and our share price may be more volatile.

Implications of Being an Emerging Growth Company

We qualify as and elect to be an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include, but are not limited to:

●	reduced disclosure about the emerging growth company’s executive compensation arrangements in our periodic reports, proxy statements and registration statements; and

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these exemptions until December 31, 2026, or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company earlier if we have more than $1.235 billion in annual revenue, we have more than $700.0 million in market value of our stock held by non-affiliates or we issue more than $1.0 billion of non-convertible debt securities over a three-year period. For so long as we remain an emerging growth company, we are permitted, and intend, to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. We may choose to take advantage of some, but not all, of the available exemptions.

Corporate Information

We are a public company under Dutch law. We were incorporated on March 8, 2021, as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law, and were formed to acquire PharmGenomics GmbH (“PharmGenomics”), a German company with limited liability. We acquired PharmGenomics on September 20, 2021. On November 9, 2021, we converted into a Dutch public company with limited liability (naamloze vennootschap). On April 22, 2026, we changed our name from “Mainz Biomed N.V.” to “Quantum Cyber N.V.” We operate through our U.S. subsidiary, Quantum Drones Corporation, which was incorporated in the State of Nevada in May 2026. We maintain our principal executive offices at 200 Connecticut Ave. Suite 400, Norwalk, CT 06854. Our telephone number is (203) 851-1599.

THE OFFERING

Ordinary shares offered:	Our ordinary shares having an aggregate offering price of up to $100,000,000, offered from time to time through the Agent.

Ordinary shares to be outstanding after this offering(1):	Up to 157,149,305 ordinary shares, after giving effect to the sale of 69,930,070 ordinary shares at an assumed offering price of $1.43 per share, the last reported sale price of our ordinary shares on Nasdaq on October 7, 2026. The actual number of shares issued in this offering will vary depending on the number of shares sold in this offering, if any, and the sales price at which shares may be sold from time to time during this offering.

Manner of offering:	“At the market offering” as defined in Rule 415(a)(4) under the Securities Act that may be made from time to time through the Agent. See “Plan of Distribution” for additional information.

Use of proceeds:	We currently intend to use the net proceeds from this offering (i) to fund capital expenditures and software development related to our motor, propeller and quantum antenna lines, (ii) to fund software development related to our operating system, (iii) to fund the expansion of our production capacity, and product offerings, including through potential acquisitions of, investments in, or strategic partnerships or joint ventures with, complementary businesses, technologies or assets and (iv) for working capital and general corporate purposes. See “Use of Proceeds” for additional information.

Risk factors:	Investing in our ordinary shares involves significant risk. You should read the “Risk Factors” section of this prospectus supplement, the accompanying prospectus and documents incorporated by reference herein or therein for a discussion of factors that you should carefully consider before deciding to purchase our ordinary shares.

Market for securities:	Our ordinary shares are traded on Nasdaq under the symbol “QUCY.”

(1)	The number of ordinary shares that will be outstanding immediately after this offering set forth above is based on 87,219,235 ordinary shares outstanding as of October 7, 2026. The number of shares outstanding as of October 7, 2026, unless otherwise indicated, excludes:

●	875,300 shares of Series D preferred stock, convertible into 196,942,500 ordinary shares;

●	1,000,000 shares of Series E preferred stock, convertible into 225,000,000 ordinary shares;

●	1,680,469 ordinary shares issuable upon the exercise of stock options, at a weighted-average exercise price of $2.81 per share;

●	104,166 ordinary shares issuable upon the exercise of warrants, at a weighted-average exercise price of $48.00 per share;

●	49,551 ordinary shares reserved for future issuances under our 2021 Omnibus Incentive Plan as of October 7, 2026;

●	20,875 ordinary shares reserved for future issuances under our 2022 Omnibus Incentive Plan as of October 7, 2026; and

●	8,215,621 ordinary shares reserved for future issuances under our 2025 Omnibus Incentive Plan as of October 7, 2026.

RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. Before investing in our ordinary shares, you should carefully consider the risk factors described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including those described in Part I, Item 1A “Risk Factors” of our most recent Annual Report on Form 10-K, our Quarterly Report on Form 10-Q filed with the SEC on August 14, 2026 and Current Report on Form 8-K filed with the SEC on May 26, 2026, together with all other information contained in this prospectus supplement and in our other filings with the SEC that we have incorporated by reference in this prospectus supplement. If any of the risks described in this prospectus supplement, the accompanying prospectus, or the documents incorporated by reference herein and therein actually occur, our business, financial condition or results of operations could be adversely affected, which, in turn, could have a negative impact on the price of our ordinary shares and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also impair our business operations and our financial condition.

Risks Related to this Offering and the Ordinary Shares Offered Hereby

Our management has broad discretion as to the use of the net proceeds from this offering.

We cannot specify with certainty the particular uses of the net proceeds we will receive from this offering, and these uses may vary from our current plans. Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in “Use of Proceeds.” Accordingly, you will have to rely upon the judgment of our management with respect to the use of the proceeds. Our management may spend a portion or all of the net proceeds from this offering in ways that holders of the securities may not desire or that may not yield a significant return or any return at all. For example, we may use a portion of the net proceeds to make investments in, or enter into strategic partnerships or joint ventures with, other companies, which may involve minority or non-controlling positions, debt or convertible instruments or other structures over which we have limited control, may be subject to regulatory approvals (including export control and national security reviews), and may not be completed or generate the returns we anticipate. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value.

If you purchase the ordinary shares being offered in this offering, you will experience immediate dilution as a result of this offering.

The offering price per share in this offering will exceed the net tangible book value per share of our ordinary shares outstanding prior to this offering. Therefore, if you purchase ordinary shares in this offering, you will pay an offering price per share that substantially exceeds our net tangible book value per share after this offering. To the extent shares are issued under outstanding options at exercise prices lower than the price of our ordinary shares in this offering, you will incur further dilution. Our historical net tangible book value as of June 30, 2026 was $13,825,102, or $0.55 per share, and after giving effect to certain conversions and issuances as described as Pro Forma Adjustments in the section titled “Dilution,” the pro forma net tangible book value as of June 30, 2026 was $13,825,102, or $0.16 per share.

After giving further effect to the sale of 69,930,070 ordinary shares in this offering at an assumed offering price of $1.43 per share, which was the last reported sale price of our ordinary shares on Nasdaq on October 7, 2026, and after deducting the commissions payable to the Agent and estimated offering expenses payable by us, you will experience immediate dilution of $0.73 per share, representing the difference between the assumed offering price per share and our pro forma as adjusted net tangible book value per share as of June 30, 2026, after giving effect to this offering and the Pro Forma Adjustments (as defined herein). See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional ordinary shares or other securities convertible into or exercisable or exchangeable for our ordinary shares at prices that may not be the same as the price per share paid by any investor in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investor in this offering, and investors purchasing shares or other securities in the future could have rights superior to you. The price per share at which we sell additional ordinary shares, or securities convertible or exchangeable into ordinary shares, in future transactions may be higher or lower than the price per share paid by any investor in this offering.

It is not possible to predict the actual number of shares we will sell under the Sales Agreement or the gross proceeds resulting from those sales.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold through the Agent after we deliver a placement notice will fluctuate based on a number of factors, including the market price of our ordinary shares during the sales period, the limits we set with the Agent in any applicable placement notice, and the demand for our ordinary shares during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales. Further, we are not obligated to sell any shares under the Sales Agreement, so you should not invest in our securities in reliance on the fact that we will actually raise new capital via the at the market offering covered by this prospectus supplement.

The ordinary shares offered hereby will be sold in an “at the market offering,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

We may need additional capital, and any additional capital we seek may not be available in the amount or at the time we need it, or on terms that would be acceptable to us, and we will not be eligible to use Form S-3 following the filing of our Annual Report on Form 10-K for the fiscal year ending December 31, 2026.

We may need to raise funds in the future to execute our business plan. We may seek to raise additional capital to fund or expand our business, pursue strategic investments, and take advantage of financing or other opportunities that we believe to be in our best interests and the interests of our shareholders. Additional capital may be raised through the sale of common or preferred equity or convertible debt securities, entry into debt facilities or other third-party funding arrangements. The sale of equity and convertible debt securities may result in dilution to our shareholders and those securities may have rights senior to those of our ordinary shares. Agreements entered into in connection with such capital raising activities could contain covenants that would restrict our operations or require us to relinquish certain rights. Additional capital may not be available on reasonable terms, or at all. If we cannot timely raise any needed funds, we may be forced to reduce our operating expenses, which could adversely affect our ability to implement our long-term strategic roadmap and grow our business.

As a result of our significant operating losses, there is uncertainty regarding our ability to maintain liquidity sufficient to operate our business effectively, which raises substantial doubt about our ability to continue as a going concern. If we are unsuccessful in our efforts to raise additional capital, we may be required to significantly reduce or cease operations. The report of our independent registered public accounting firm on our audited financial statements for the year ended December 31, 2025 included a “going concern” explanatory paragraph indicating that our recurring losses from operations raise substantial doubt about our ability to continue as a going concern.

Furthermore, because we did not timely file a Current Report on Form 8-K required under the Exchange Act, following the filing of our Annual Report on Form 10-K for the fiscal year ending December 31, 2026, we will not be eligible to use Form S-3 until we have timely filed all required Exchange Act reports for a period of twelve calendar months. As a result, upon such filing we may be unable to continue sales under the Sales Agreement and this prospectus supplement, and any future registered offerings would need to be conducted on Form S-1 or another form, which is more costly and time-consuming. Our loss of Form S-3 eligibility could impair our capital raising activities and make it more difficult to raise funds in a timely and cost-effective manner, or at all, and investors may view our inability to use Form S-3 as a negative indicator of our regulatory compliance or financial health. Absent a waiver from the SEC, and assuming we timely file all reports required under the Exchange Act in the interim, the earliest date on which we expect to regain eligibility is August 1, 2027. Each of the foregoing factors could have a material adverse effect on our reputation, the price of our ordinary shares, and our business and results of operations.

Future sales, including short sales, or issuances of our ordinary shares in the public markets, or the perception of such sales, could depress the trading price of our ordinary shares.

We may issue and sell our ordinary shares having an aggregate offering price of up to $100,000,000 from time to time in this offering, which may consist of a substantial percentage of our outstanding ordinary shares. All of the ordinary shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by our “affiliates,” as such term is defined in Rule 144 under the Securities Act, which may be resold only in compliance with Rule 144 or pursuant to another exemption from, or registration under, the Securities Act. These sales, and any future sales of a substantial number of our ordinary shares or other securities convertible into or exercisable or exchangeable for our ordinary shares in the public markets, or the perception that such sales could occur, could depress the market price of our ordinary shares and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our ordinary shares at any time pursuant to this prospectus supplement or in one or more separate offerings, any of which may contribute to a depressed market price of our ordinary shares. In addition, if there are significant short sales of our ordinary shares, the price decline that could result from this activity may cause the share price to decline more so, which, in turn, may cause long holders of the ordinary shares to sell their shares, thereby contributing to sales of ordinary shares in the market. Such sales also may impair our ability to raise capital through the sale of additional equity securities in the future at a time and price that our management deems acceptable, if at all. We cannot predict the effect that future sales of ordinary shares or other equity-related securities would have on the market price of our ordinary shares.

The trading price of our ordinary shares has been and may continue to be highly volatile, and purchasers of our ordinary shares could incur substantial losses.

The trading price of our ordinary shares is highly volatile and subject to wide fluctuations in response to various factors, some of which we cannot control. The volatility of our ordinary shares may affect the price at which you could sell our ordinary shares, and the sale of substantial amounts of our ordinary shares could adversely affect the price of our ordinary shares. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including those described in the sections captioned “Risk Factors” in this prospectus supplement, the accompanying prospectus and the other documents incorporated by reference herein and therein.

As a result, you may not be able to sell your ordinary shares at or above the price at which you purchase them. In addition, the stock market in general, Nasdaq and the stock of companies engaged in the autonomous systems, and defense technology industries in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our ordinary shares, regardless of our actual operating performance.

We will cease to be an “emerging growth company” on or before December 31, 2026, and the loss of that status will increase our costs and reporting obligations.

We are currently an “emerging growth company,” as defined in the JOBS Act. Our status as an emerging growth company will end on the earliest of:

●	the last day of the fiscal year in which we have at least $1.235 billion in annual revenue;

●	the date we qualify as a “large accelerated filer,” with at least $700.0 million of equity securities held by non-affiliates;

●	the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; or

●	December 31, 2026, which is the last day of the fiscal year ending after the fifth anniversary of the completion of our initial public offering.

Once we cease to be an emerging growth company, we will no longer be able to use the extended transition period for complying with new or revised accounting standards, the report of our independent registered public accounting firm will be required to include critical audit matters, and we will be required to hold non-binding advisory votes on executive compensation and golden parachute arrangements. Because we have elected to use the extended transition period, we may be required to adopt certain new or revised accounting standards on an accelerated basis, and our consolidated financial statements for prior periods may not be comparable to those of companies that complied with such standards as of public company effective dates. Complying with these requirements will increase our legal and financial compliance costs and require additional management time and attention.

We do not intend to pay dividends on our ordinary shares in the foreseeable future.

We have never paid cash dividends on our ordinary shares. We currently intend to invest our future earnings, if any, to fund our growth and not to pay any cash dividends on our ordinary shares. Because we do not intend to pay dividends, your ability to receive a return on your investment will depend on any future appreciation in the market price of our ordinary shares. We cannot be certain that our ordinary shares will appreciate in price.

USE OF PROCEEDS

We may issue and sell ordinary shares having aggregate sales proceeds of up to $100,000,000 from time to time pursuant to this prospectus supplement. The amount of proceeds from this offering will depend upon the number of our ordinary shares sold, if any, and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under, or fully utilize, the Sales Agreement with the Agent. Because there is no minimum offering amount required as a condition of this offering, the actual total offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any ordinary shares under or fully utilize the Sales Agreement with the Agent as a source of financing.

We currently intend to use the net proceeds from this offering (i) to fund capital expenditures and software development related to our motor, propeller and quantum antenna lines, (ii) to fund software development related to our operating system, (iii) to fund the expansion of our production capacity, and product offerings, including through potential acquisitions of, investments in, or strategic partnerships or joint ventures with, complementary businesses, technologies or assets, and (iv) for working capital and general corporate purposes. From time to time, we evaluate, and engage in discussions with third parties regarding, potential acquisitions of, investments in, and strategic partnerships or joint ventures with, complementary businesses, technologies or assets. However, as of the date of this prospectus supplement we have not entered into any definitive agreement or commitment with respect to any such transaction, and there can be no assurance that we will enter into or complete any such transaction on acceptable terms or at all.

The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending use of net proceeds as described above, we may temporarily invest the net proceeds in a variety of capital preservation instruments, including high quality, investment grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, or may hold such proceeds as cash, until they are used for their stated purpose.

DIVIDEND POLICY

The Company has not paid any cash dividends on our ordinary shares to date. The Company may retain future earnings, if any, for future operations, expansion and debt repayment and has no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Company’s Board of Directors (the “Board of Directors”) and will depend on, among other things, the Company’s results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, the Company’s ability to pay dividends may be limited by covenants of any future outstanding indebtedness the Company or its subsidiaries incur. The Company does not anticipate declaring any cash dividends to holders of our ordinary shares in the foreseeable future.

DILUTION

If you invest in this offering, your ownership interest will be diluted immediately to the extent of the difference between the offering price per ordinary share and the pro forma as adjusted net tangible book value per ordinary share after giving effect to this offering.

As of June 30, 2026, we had a historical net tangible book value of $13,825,102, or $0.55 per share, based on 24,929,290 ordinary shares outstanding as of such date. Our historical net tangible book value per share represents total tangible assets less total liabilities, divided by the number of ordinary shares outstanding.

As of June 30, 2026, our pro forma net tangible book value after giving effect to (i) the issuance of an aggregate of 55,057,500 ordinary shares upon the conversion of 1,000,000 shares of each of the Series A preferred stock, the Series B preferred stock, the Series C preferred stock, and 124,700 shares of the Series D preferred stock, (ii) the issuance of 4,349,668 restricted ordinary shares to BP United in connection with the BP United license, (iii) the issuance of 1,087,418 restricted ordinary shares to an advisor in connection with the BP United license, (iv) the issuance of 1,250,000 restricted ordinary shares to an advisor for marketing services and (v) the issuance of 545,359 restricted ordinary shares (112,859 of which were issued pursuant to the 2025 Omnibus Incentive Plan) to a member of the Board and advisors (collectively, the “Pro Forma Adjustments”) would have been $13,825,102, or $0.16 per share, based on 87,219,235 ordinary shares outstanding as of such date.

After giving further effect to the sale by us of ordinary shares in the aggregate amount of $100,000,000 in this offering at an assumed offering price of $1.43 per share, which was the last reported sale price of our ordinary shares on Nasdaq on October 7, 2026, and after deducting estimated commissions and offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2026 would have been approximately $110,590,102, or $0.70 per share. This represents an immediate increase in our pro forma net tangible book value of $0.54 per share to our existing shareholders and an immediate dilution in net tangible book value of $0.73 per share to investors purchasing ordinary shares in this offering.

Assumed offering price per share		$1.43
Historical net tangible book value per share as of June 30, 2026	$0.55
Decrease in net tangible book value per share attributable to the Pro Forma Adjustments	$(0.39)
Pro forma net tangible book value per share as of June 30, 2026	$0.16
Increase in pro forma net tangible book value per share, after giving effect to this offering	$0.54
Pro forma, as adjusted net tangible book value per share as of June 30, 2026, after giving effect to this offering		$0.70
Dilution in pro forma, as adjusted net tangible book value per share to investors purchasing securities in this offering		$0.73

The pro forma and pro forma as adjusted information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to further adjustment based on the actual offering price of the ordinary shares and the number of ordinary shares sold.

The number of ordinary shares to be outstanding after this offering set forth above is based on 24,929,290 ordinary shares outstanding as of June 30, 2026. The number of shares outstanding as of June 30, 2026, prior to giving effect to the Pro Forma Adjustments, unless otherwise indicated, excludes:

●	1,000,000 shares of Series A preferred stock, convertible into 9,000,000 ordinary shares;

●	1,000,000 shares of Series B preferred stock, convertible into 9,000,000 ordinary shares;

●	1,000,000 shares of Series C preferred stock, convertible into 9,000,000 ordinary shares;

●	1,000,000 shares of Series D preferred stock, convertible into 225,000,000 ordinary shares;

●	1,000,000 shares of Series E preferred stock, convertible into 225,000,000 ordinary shares;

●	87,949 ordinary shares issuable upon the exercise of stock options, at a weighted-average exercise price of $32.55 per share;

●	104,166 ordinary shares issuable upon the exercise of warrants, at a weighted-average exercise price of $48.00 per share;

●	49,551 ordinary shares reserved for future issuances under our 2021 Omnibus Incentive Plan as of June 30, 2026;

●	20,875 ordinary shares reserved for future issuances under our 2022 Omnibus Incentive Plan as of June 30, 2026; and

●	9,921,000 ordinary shares reserved for future issuances under our 2025 Omnibus Incentive Plan as of June 30, 2026.

The table and calculations above assume no exercise of outstanding options or warrants described above.

To the extent that options or warrants outstanding as of June 30, 2026 have been or may be exercised or other shares issued, investors purchasing the securities in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

The following description of our articles of association, as lastly amended by our Deed of Amendment on July 1, 2026, is intended as a summary only and does not constitute legal advice regarding those matters and should not be regarded as such. The description is qualified in its entirety by reference to the complete text of the articles of association.

Overview

We are a public company under Dutch law. We were incorporated on March 8, 2021, as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law, and were formed to acquire PharmGenomics GmbH (“PharmGenomics”), a German company with limited liability. We acquired PharmGenomics on September 20, 2021. On November 9, 2021, we converted into a Dutch public company with limited liability (naamloze vennootschap). On 22 April 2026, we changed our name from “Mainz Biomed N.V.” to “Quantum Cyber N.V.” We operate through our U.S. subsidiary, Quantum Drones Corporation, which was incorporated in the State of Nevada in May 2026, and maintain our principal executive offices in West Palm Beach, Florida.

We are registered in the Commercial Register of the Chamber of Commerce (Kamer van Koophandel) in the Netherlands under number 82122571. We have our corporate seat is in Amsterdam, the Netherlands and our registered office is at 200 Connecticut Ave., Suite 400, CT06854, Norwalk. Our ordinary shares are subject to, and have been created under, Dutch law. Set forth below is a summary of relevant information concerning the material provisions of our articles of association and applicable Dutch law.

Board of Directors

We have a one-tier board structure. The Board of Directors consists of one executive director and four non-executive directors. The Board of Directors shall consist of such number of executive Directors as the Board of Directors may determine.

The Board of Directors will be charged with the management of the company. In fulfilling their duties, our directors will serve the interest of the company and the business connected with it. The executive directors and the executive committee are charged with the day-to-day management of the Company. Supervision of the fulfilment of duties by the executive directors and of the general course of the company’s affairs and the business connected with it will primarily be carried out by the non-executive directors. The executive directors must in due time provide the non-executive directors with the information they need to carry out their duties.

Our directors will be elected by the general meeting upon a binding nomination. The Board of Directors will be authorized to nominate one or more director candidates for appointment at the general meeting. The general meeting may at all times overrule the binding nature of each nomination by a resolution adopted by a majority of at least two thirds of the votes cast, representing more than half of the issued share capital.

The general meeting may at any time suspend and dismiss a non-executive director or executive director. The general meeting may only adopt a resolution to suspend or dismiss a non-executive director or executive director by a majority of at least two thirds of the votes cast, representing more than half of the issued share capital, unless the resolution is adopted on the basis of a proposal of the Board of Directors.

Our authorized share capital consists of 225,000,000 ordinary shares with a nominal value of €0.01 per share and 25,000,000 preferred shares with a nominal value of €0.01 per share as of the time 50,000,000 or more ordinary shares have been issued. The preferred shares are divided into five series of 5,000,000. The articles of association contain transitional provisions as a result whereof the authorized share capital automatically increases if certain thresholds are exceeded to 900,000,000 ordinary shares with a nominal value of €0.01 per share and 100,000,000 preferred shares with a nominal value of €0.01 per share whereby the preferred shares will be divided into five series, each consisting of 20,000,000 preferred shares.

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The number of ordinary shares included in the authorized share capital may be decreased and the number of preferred shares included in the authorized share capital may be increased pursuant to a resolution of the Board of Directors by a number not exceeding the number of ordinary shares included in the authorized share capital which have not been issued and which are not subject to any rights to subscribe for ordinary shares.

As of October 8, 2026, we had approximately 33 shareholders of record for our ordinary shares.

Issuance of Shares

Under Dutch law, shares are issued and rights to subscribe for shares are granted pursuant to a resolution of our general meeting. Our articles of association provide that the general meeting may only resolve to issue shares upon the proposal of our Board of Directors. The general meeting may authorize the Board of Directors to issue new ordinary shares or grant rights to subscribe for ordinary shares. The authorization can be granted and extended, in each case for a period not exceeding five years. For as long as, and to the extent, that such authorization is effective, our general meeting will not have the power to issue ordinary shares.

A resolution of the general meeting has irrevocably authorized our Board of Directors until June 28, 2031, to issue ordinary shares and preferred shares up to the amount of the authorized share capital (from time to time).

Pre-emptive Rights

Subject to restrictions in our articles of association, holders of ordinary shares have pre-emptive rights in relation to newly issued ordinary shares under Dutch law.

Under our articles of association, the pre-emptive rights in respect of newly issued ordinary shares may be restricted or excluded by a resolution of our general meeting, which resolution requires a two-thirds majority of the votes cast if less than half of the issued share capital is present or represented at the meeting. The general meeting may authorize our Board of Directors to limit or exclude the pre-emptive rights in respect of newly issued ordinary shares. Such authorization for our Board of Directors can be granted and extended, in each case for a period not exceeding five years.

A resolution of the general meeting has authorized our Board of Directors until June 28, 2031, to limit or exclude pre-emptive rights on ordinary shares.

Pre-emptive rights do not exist with respect (a) to the issue of ordinary shares or grant of rights to subscribe for ordinary shares to our employees or a “group” company of ours, (b) the issue of ordinary shares against a contribution other than cash, and (c) preferred shares to be issued. A holder of preferred shares has no pre-emptive right to acquire newly issued ordinary shares.

Transfer of Ordinary Shares

Under Dutch law, transfers of ordinary shares (other than in book-entry form) require a written deed of transfer and, unless the company is a party to the deed of transfer, and acknowledgement by or proper service upon the company to be effective.

Our articles of association provide that, if one or more ordinary shares or preferred shares are admitted to trading on Nasdaq or any other regulated foreign stock exchange located in the United States the laws of the State of New York will apply to the property law aspects of the ordinary shares and preferred shares included in the part of the register of shareholders kept by the relevant transfer agent.

Form of Ordinary Shares

Pursuant to our articles of association, the ordinary shares and preferred shares are in registered form.

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Purchase and Repurchase of Ordinary Shares

Under Dutch law, we may not subscribe for newly issued ordinary shares. We may acquire ordinary shares, subject to applicable provisions and restrictions of Dutch law and our articles of association, to the extent that:

●	such ordinary shares are fully paid-up;

●	such repurchase would not cause our shareholders’ equity to fall below an amount equal to the sum of the paid-up and called-up part of the issued share capital and the reserves we are required to maintain pursuant to Dutch law or our articles of association; and

●	immediately after the acquisition of such ordinary shares, we and our subsidiaries would not hold, or would not hold as pledgees, shares having an aggregate nominal value that exceeds 50% of our issued share capital.

Other than ordinary shares acquired for no valuable consideration or under universal title of succession (onder algemene titel) (e.g., through a merger or spin off) under statutory Dutch or other law, we may acquire ordinary shares only if our general meeting has authorized our Board of Directors to do so. An authorization by our general meeting for the acquisition of ordinary shares can be granted for a maximum period of 18 months. Such authorization must specify the number of ordinary shares that may be acquired, the manner in which these shares may be acquired and the price range within which the shares may be acquired. No authorization of our general meeting is required if ordinary shares are acquired by us on Nasdaq with the intention of transferring such ordinary shares to our employees or employees of a group company pursuant to an arrangement applicable to them. For each annual general meeting, we expect that our Board of Directors, will place on the agenda a proposal to re-authorize our Board of Directors to repurchase shares for a period of 18 months from the date of the resolution. We cannot derive any right to any distribution from ordinary shares, or voting rights attached to ordinary shares acquired by it.

A resolution of the general meeting has irrevocably authorized our Board of Directors for a period of 18 months to resolve for us to acquire fully paid-up ordinary shares up to the maximum number of ordinary shares permitted pursuant to the law and our articles of association from time to time, through privately negotiated repurchases, in self-tender offers, or through accelerated repurchase arrangements, at prices ranging from the nominal value of the ordinary shares up to one hundred and ten percent (110%) of the market price of ordinary shares, provided that (i) for open market or privately negotiated repurchases, the market price will be the last closing price for ordinary shares on the Nasdaq Stock Market prior to the transaction, (ii) for self-tender offers, the market price will be the volume weighted average price for the ordinary shares on Nasdaq during a period, determined by the Board of Directors, of no less than one and no more than five consecutive trading days immediately prior to the expiration of the tender offer, and (iii) for accelerated repurchase arrangements, the market price will be the volume weighted average price of the ordinary shares on Nasdaq over the term of the arrangement. The volume weighted average price for any number of trading days will be calculated as the arithmetic average of the daily volume weighted average price on those trading days.

Pursuant to a resolution of the general meeting dated June 29, 2026, our Board of Directors is furthermore irrevocably authorized for a period of 18 months, until December 28, 2027, to resolve for us to acquire fully paid up preferred shares up to the maximum number of preferred shares permitted pursuant to the law and our articles of association from time to time and that preferred shares may be acquired through privately negotiated repurchases, in self-tender offers, or through accelerated repurchase arrangements, at prices ranging from the nominal value of the preferred shares up to the higher of (i) the amount that would be paid by us upon cancellation of such preferred shares in accordance with the relevant provisions of our articles of association and (ii) one hundred and ten percent (110%) of the market price of the ordinary shares into which the preferred shares may be converted in accordance with the applicable provisions of our articles of association, whereby the market price shall be determined in the manner as set out in our articles of association.

Preferred Shares

Issue

Under Dutch law, shares are issued and rights to subscribe for shares are granted pursuant to a resolution of our general meeting. Our articles of association provide that the general meeting may only resolve to issue shares upon the proposal of our Board of Directors. The general meeting may authorize the Board of Directors to issue new shares or grant rights to subscribe for ordinary shares. The authorization can be granted and extended, in each case for a period not exceeding five years.

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Conversion

The Preferred Shares may, at the request of the holder, be converted into Ordinary Shares in accordance with the articles of association.

Voting Rights

In accordance with our articles of association, each Preferred Share irrespective of which class it concerns, confers the right on the holder thereof to cast one vote at our general meeting.

Pre-emptive rights

A holder of Preferred Shares has no pre-emptive right to acquire newly issued shares.

Dividends and Other Distributions

Under our articles of association, any profits or distributable reserves must first be applied to pay distributions on the Preferred Shares.

Capital Reduction

At a general meeting, our shareholders may resolve on the proposal of our Board of Directors to reduce our issued share capital by (i) cancelling ordinary shares and preferred shares or (ii) reducing the nominal value of the ordinary shares and preferred shares by amending our articles of association. In either case, this reduction would be subject to applicable statutory provisions. A resolution to cancel shares may only relate to (i) shares held by us or in respect of which we hold the depository receipts, or (ii) all preferred shares of a particular series. In order to be approved by our general meeting, a resolution to reduce the capital requires approval of a majority of the votes cast at a general meeting if at least half of the issued share capital is represented at such meeting or at least two thirds of the votes cast, if less than half of the issued share capital is represented at such meeting.

Reduction of the nominal value of shares without repayment shall be effected proportionally to all ordinary shares and preferred shares. The requirement of proportionality may be waived by agreement of all shareholders concerned.

A resolution that would result in a reduction of capital requires approval by a majority of the votes cast of each group of shareholders of the same class whose rights are prejudiced by the reduction. In addition, a reduction of capital involves a two-month waiting period during which creditors have the right to object to a reduction of capital under specified circumstances.

General Meeting

General meetings are held in Amsterdam, Rotterdam, The Hague, Arnhem, Utrecht, or in the municipality of Haarlemmermeer (Schiphol Airport), the Netherlands. All of our shareholders and others entitled to attend our general meetings are authorized to address the meeting and, in so far as they have such right, to vote, either in person or by proxy.

We will hold at least one general meeting each year, to be held within six months after the end of its financial year. A general meeting will also be held within three months after our Board of Directors has determined it to be likely that our equity has decreased to an amount equal to or lower than half of its paid up and called up capital, in order to discuss the measures to be taken if so required. If our Board of Directors fails to hold such general meeting in a timely manner, each shareholder and other person entitled to attend our general meeting may be authorized by the Dutch court to convene our general meeting.

Our Board of Directors may convene additional extraordinary general meetings at its discretion, subject to the notice requirements described below. Pursuant to Dutch law, one or more shareholders and/or others entitled to attend general meetings of shareholders, alone or jointly representing at least 10% of our issued share capital, may on their application be authorized by the Dutch court to convene a general meeting. The Dutch court will disallow the application if (i) the applicants have not previously requested in writing that our Board of Directors convenes a shareholders’ meeting or (ii) our Board of Directors convenes a shareholders’ meeting or (ii) our Board of Directors has not taken the necessary steps so that the shareholders’ meeting could be held within six weeks after such request.

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The general meeting is convened by a notice, which includes an agenda stating the items to be discussed and the location and time of our general meeting. For the annual general meeting the agenda will include, among other things, the adoption of our annual accounts, the appropriation of its profits or losses and proposals relating to the composition of and filling of any vacancies on Board of Directors. In addition, the agenda for a general meeting includes such additional items as determined by our Board of Directors. Pursuant to Dutch law, one or more shareholders and/or others entitled to attend general meetings of shareholders, alone or jointly representing at least 3% of the issued share capital, have the right to request the inclusion of additional items on the agenda of shareholders’ meetings. Such requests must be made in writing, and may include a proposal for a shareholder resolution, and must be received by us no later than on the 60th day before the day the relevant shareholders’ meeting is held. Under our articles of association, certain items can only be put on the agenda as a voting item by our Board of Directors. Shareholders meeting the relevant requirements may still request the inclusion of such items on the agenda as a discussion item.

We will give notice of each general meeting by publication on its website and, to the extent required by applicable law, in a Dutch daily newspaper with national distribution, and in any other manner that we may be required to follow in order to comply with Dutch law and applicable stock exchange and SEC requirements. We will observe the statutory minimum convening notice period for a general meeting. Holders of registered shares may further be provided notice of the meeting in writing at their addresses as stated in its shareholders’ register.

Pursuant to our articles of association and Dutch law, our Board of Directors may determine a record date (registratiedatum) of 28 calendar days prior to a general meeting to establish which shareholders and others with meeting rights are entitled to attend and, if applicable, vote at our general meeting. The record date, if any, and the manner in which shareholders can register and exercise their rights will be set out in the notice of our general meeting. Our articles of association provide that a shareholder must notify us in writing of his or her intention to attend (or be represented at) our general meeting, such notice to be received by us on the date set by our Board of Directors in accordance with our articles of association and as set forth in the convening notice.

Our general meeting will be presided over by the chairman of our Board of Directors, who, nevertheless, may charge another person to preside over the meeting in his place even if he or she is present at the meeting. If the chairman of our Board of Directors is absent and he or she has not charged another person to preside over the meeting in his or her place, the directors present at the meeting will appoint one of them to be chairman. In the absence of all directors, our general meeting will appoint its chairman.

Voting Rights and Quorum

In accordance with Dutch law and our articles of association, each ordinary share, irrespective of which class it concerns, confers the right on the holder thereof to cast one vote at our general meeting. The voting rights attached to any ordinary shares held by us or our direct or indirect subsidiaries are suspended, unless the ordinary shares were encumbered with a right of usufruct or a pledge in favor of a party other than us or a direct or indirect subsidiary before such ordinary shares were acquired by us or such a subsidiary, in which case, the other party may be entitled to exercise the voting rights on the ordinary shares. We may not exercise voting rights for ordinary shares in respect of which its or a direct or indirect subsidiary has a right of usufruct or a pledge.

Voting rights may be exercised by shareholders or by a duly appointed proxy holder (the written proxy being acceptable to the chairman of our general meeting) of a shareholder, which proxy holder need not be a shareholder. The holder of a usufruct or pledge on shares will have the voting rights attached thereto if so provided for when the usufruct or pledge was created.

Under our Articles of Association, blank votes (votes where no choice has been made), abstentions and invalid votes will not be counted as votes cast. However, shares in respect of which a blank vote or invalid vote has been cast and shares in respect of which the person with meeting rights who is present or represented at the meeting has abstained from voting are counted when determining the part of the issued share capital that is present or represented at a general meeting. The chairman of our general meeting will determine the manner of voting and whether voting may take place by acclamation.

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Resolutions of the shareholders are adopted at a general meeting by an absolute majority of votes cast, except where Dutch law or our articles of association provide for a special majority in relation to specified resolutions. Our Articles of Association do not provide for a quorum requirement, subject to any provision of mandatory Dutch law.

Subject to certain restrictions in our articles of association, the determination during our general meeting made by the chairman of that general meeting with regard to the results of a vote will be decisive. Our Board of Directors will keep a record of the resolutions passed at each general meeting.

Amendment of articles of association

At a general meeting, at the proposal of our Board of Directors, our general meeting may resolve to amend the articles of association. A resolution by the shareholders to amend our articles of association requires an absolute majority of the votes cast.

Dissolution and liquidation

Our shareholders may at a general meeting, based on a proposal by our Board of Directors, by means of a resolution passed by an absolute majority of the votes cast resolve that the Company will be dissolved. In the event of dissolution of the company, the liquidation will be effected by our executive directors, under the supervision of our non-executive directors, unless our general meeting decides otherwise.

Certain Other Major Transactions

Our articles of association and Dutch law provide that resolutions of our Board of Directors concerning a material change in our identity, character or business are subject to the approval of our general meeting. Such changes include:

●	a transfer of all or materially all of its business to a third party;

●	the entry into or termination of a long-lasting alliance of the company or of a subsidiary either with another entity or company, or as a fully liable partner of a limited partnership or partnership, if this alliance or termination is of significant importance to the company; and

●	the acquisition or disposition of an interest in the capital of a company by the company or by its subsidiary with a value of at least one third of the value of our assets, according to the balance sheet with explanatory notes or, if the company prepares a consolidated balance sheet, according to the consolidated balance sheet with explanatory notes in our most recently adopted annual accounts.

Dividends and Other Distributions

We may only make distributions to its shareholders if our equity exceeds the aggregate amount of the issued share capital and the reserves which must be maintained pursuant to Dutch law.

Under our articles of association, any profits or distributable reserves must first be applied to pay a distribution on the preferred shares, if outstanding. Any amount remaining out of distributable profits is added to our reserves as our Board of Directors determines. After reservation by our Board of Directors of any distributable profits, our general meeting will be authorized to declare distributions on the proposal of our Board of Directors. Our Board of Directors is permitted to declare interim dividends without the approval of the shareholders. Interim dividends may be declared as provided in our articles of association and may be distributed to the extent that the shareholders’ equity, based on interim financial statements, exceeds the paid-up and called-up share capital and the reserves that must be maintained under Dutch law or our articles of association. We may reclaim any distributions, whether interim or not interim, made in contravention of certain restrictions of Dutch law from shareholders that knew or should have known that such distribution was not permissible. In addition, on the basis of Dutch case law, if after a distribution we are not able to pay its due and collectable debts, then our shareholders or directors who at the time of the distribution knew or reasonably should have foreseen that result may be liable to its creditors.

The general meeting may determine that distributions will be made in whole or in part in the form of shares or a currency other than the Euro, provided on the proposal of the Board of Directors. We shall announce any proposal for a distribution and the date when and the place where the distribution will be payable to all shareholders by electronic means of communication with due observance of the applicable law and stock exchange rules. Claims for payment of dividends and other distributions not made within five years from the date that such dividends or distributions became payable will lapse, and any such amounts will be considered to have been forfeited to us (verjaring).

Transfer Agent, Warrant Agent and Registrar

We have appointed Transhare Corporation as the transfer agent, warrant agent, and registrar for our ordinary shares. Transhare Corporation’s telephone number and address is (303) 662-1112 and 17755 US Hwy 19 N, Clearwater, FL 33764.

S-16

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with Titan Partners, under which and under this prospectus supplement and the accompanying base prospectus we may offer and sell up to $100,000,000 of our ordinary shares from time to time through Titan Partners acting as our sales agent.

Sales of our ordinary shares, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell our ordinary shares under the Sales Agreement, we will notify Titan Partners of the maximum number of shares to be sold on such day, the minimum price per share below which sales may not be made, and any other limitations specified by us and mutually agreed by Titan Partners. Once we have so instructed Titan Partners, unless Titan Partners declines to accept the terms of such notice in accordance with the Sales Agreement, Titan Partners has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Titan Partners under the Sales Agreement to sell our ordinary shares are subject to a number of conditions that we must meet. We or Titan Partners may suspend the offering of our ordinary shares being made through Titan Partners under the Sales Agreement upon proper notice to the other party.

The settlement of sales of shares between us and Titan Partners is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of our ordinary shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Titan Partners may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Titan Partners a commission equal to 3.0% of the aggregate gross proceeds we receive from each sale of our ordinary shares by Titan Partners. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Titan Partners for certain specified expenses. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Titan Partners under the terms of the Sales Agreement, will be approximately $200,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares. We will report at least quarterly the number of ordinary shares sold through Titan Partners under the Sales Agreement, the net proceeds to us and the compensation paid by us to Titan Partners in connection with the sales of our ordinary shares.

Titan Partners is not required to sell any certain number of shares or dollar amount of our ordinary shares, but will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of our ordinary shares requested to be sold by us, subject to the conditions set forth in the Sales Agreement. In connection with the sale of our ordinary shares on our behalf, Titan Partners will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Titan Partners will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Titan Partners against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Titan Partners may be required to make in respect of such liabilities.

The offering of our ordinary shares pursuant to the Sales Agreement and this prospectus supplement and the accompanying base prospectus will terminate upon the earlier of (i) the sale of all our ordinary shares registered pursuant to this prospectus supplement and the accompanying base prospectus subject to the Sales Agreement and (ii) the termination of the Sales Agreement as permitted therein. We may terminate the Sales Agreement at any time upon five business days’ prior written notice, and Titan Partners may terminate the Sales Agreement at any time upon ten business days’ prior written notice.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement will be filed with the SEC and will be incorporated by reference into the registration statement of which this prospectus is a part.

To the extent required by Regulation M, the Agent will not engage in any market making or stabilizing activities involving our ordinary shares while the offering is ongoing under this prospectus supplement. Titan Partners and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Titan Partners and certain of its affiliates have, from time to time, performed, and may in the future perform various commercial and investment banking, and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, Titan Partners and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account or for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If Titan Partners or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. Titan Partners and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially our ordinary shares offered hereby. Any such short positions could adversely affect future trading prices of our ordinary shares offered hereby. Titan Partners and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Titan Partners, and Titan Partners may distribute the prospectus supplement and the accompanying prospectus electronically.

MATERIAL TAX CONSIDERATIONS

The following summary contains a description of certain Dutch and U.S. federal income tax consequences of the acquisition, ownership and disposition of the securities, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase the securities. The summary is based upon the tax laws of the Netherlands and regulations thereunder and the tax laws of the United States and regulations thereunder as of the date hereof, which are subject to change. You should consult your tax advisor regarding the applicable tax consequences to you of investing in the securities.

Material Dutch Tax Considerations

The following are the material Dutch tax consequences of the acquisition, ownership and disposal of our securities. The term “securities” as used in this discussion refers to the ordinary shares. This does not purport to set forth all possible tax considerations or consequences that may be relevant to all categories of investors, some of which may be subject to special treatment under applicable law (such as trusts or other similar arrangements), and in view of its general nature, it should be treated with corresponding caution. Holders or prospective holders of our securities should consult with their tax advisors with regard to the tax consequences of investing in the securities in their particular circumstances.

Please note that this section does not set forth the tax considerations for:

●	Holders of our securities if such holders, and in the case of individuals, his/her partner or certain relatives by blood or marriage in the direct line (including foster children), have a substantial interest (aanmerkelijk belang) or a deemed substantial interest (fictief aanmerkelijk belang) in us under the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001). A holder of an interest in a company is considered to hold a substantial interest in such company if such holder alone or, in the case of individuals, together with his/her partner (as defined in the Dutch Income Tax Act 2001), directly or indirectly holds (i) an interest of 5% or more of the total issued and outstanding capital of that company or of 5% or more of the issued and outstanding capital of a certain class of shares of that company; or (ii) rights to acquire, directly or indirectly, such interest; or (iii) certain profit sharing rights in that company that relate to 5% or more of the company’s annual profits and/or to 5% or more of the company’s liquidation proceeds. A deemed substantial interest may arise if a substantial interest (or part thereof) in a company has been disposed of, or is deemed to have been disposed of, on a non-recognition basis;

●	A holder of our securities that is not an individual for which its shareholdings qualify or qualified as a participation (deelneming) for purposes of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969). A taxpayer’s shareholding of 5% or more in a company’s nominal paid-up share capital or right to acquire such shareholding for 5% (or, in certain cases, in voting rights) qualifies as a participation. A holder may also have a participation if such holder does not have a shareholding of 5% or more but a related entity (verbonden lichaam) has a participation or if the company in which the shares are held is a related entity (verbonden lichaam);

●	Holders of our securities who are individuals for whom the securities or any benefit derived from the securities are a remuneration or deemed to be a remuneration for (employment) activities performed by such holders or certain individuals related to such holders (as defined in the Dutch Income Tax Act 2001); and

●	Pension funds, investment institutions (fiscale beleggingsinstellingen), exempt investment institutions (vrijgestelde beleggingsinstellingen) and other entities that are, in whole or in part, not subject to or exempt from corporate income tax in the Netherlands, as well as entities that are exempt from corporate income tax in their country of residence, such country of residence being another state of the European Union, Norway, Liechtenstein, Iceland or any other state with which the Netherlands have agreed to exchange information in line with international standards.

Except as otherwise indicated, this section only addresses Dutch national tax legislation and published regulations, whereby the Netherlands and Dutch law means the part of the Kingdom of the Netherlands located in Europe and its law, respectively, as in effect on the date hereof and as interpreted in published case law until this date, without prejudice to any amendment introduced (or to become effective) at a later date and/or implemented with or without retroactive effect. The applicable tax laws or interpretations thereof may change, or the relevant facts and circumstances may change, and such changes may affect the contents of this section, which will not be updated to reflect any such changes.

Dividend Withholding Tax

Holders of ordinary shares are generally subject to Dutch dividend withholding tax at a rate of 15% on dividends distributed by us. We are required to withhold such Dutch dividend withholding tax at source (which dividend withholding tax will not be borne by us but will be withheld by us from the gross dividends paid on the ordinary shares). However, as long as we continue to have our place of effective management in Germany, and not in the Netherlands, we will be considered to be solely tax resident in Germany for purposes of the Convention between the Federal Republic of Germany and the Netherlands for the avoidance of double taxation and prevention of fiscal evasion with respect to taxes on income (the “German-Dutch tax treaty”), and we will in principle not be required to withhold Dutch dividend withholding tax. This exemption from withholding Dutch dividend withholding tax may not apply to dividends distributed by us to a holder who is resident or deemed to be resident in the Netherlands for Dutch income tax purposes or Dutch corporate income tax purposes or to holders of ordinary shares that are neither resident nor deemed to be resident of the Netherlands if the ordinary shares are attributable to a Dutch permanent establishment of such non-resident holder, in which case the following paragraph applies.

Dividends distributed by us to individuals and corporate legal entities who are resident or deemed to be resident in the Netherlands for Dutch (corporate) income tax purposes (“Dutch Resident Individuals” and “Dutch Resident Entities,” as the case may be) or to holders of ordinary shares that are neither resident nor deemed to be resident of the Netherlands if the ordinary shares are attributable to a Dutch permanent establishment of such non-resident holder are generally subject to Dutch dividend withholding tax at a rate of 15%. The expression “dividends distributed” includes, but is not limited to:

●	Distributions in cash or in kind, deemed and constructive distributions and repayments of paid-in capital not recognized for Dutch dividend withholding tax purposes;

●	Liquidation proceeds, proceeds of redemption of shares, or proceeds of the repurchase of shares by us or one of our subsidiaries or other affiliated entities to the extent such proceeds exceed the average paid-in capital of those shares as recognized for purposes of Dutch dividend withholding tax, unless, in case of a repurchase, a particular statutory exemption applies;

●	An amount equal to the par value of shares issued or an increase of the par value of shares, to the extent that it does not appear that a contribution, recognized for purposes of Dutch dividend withholding tax, has been made or will be made; and

●	Partial repayment of the paid-in capital, recognized for purposes of Dutch dividend withholding tax, if and to the extent that we have net profits (zuivere winst), unless the holders of shares have resolved in advance at a general meeting to make such repayment and the par value of the shares concerned has been reduced by an equal amount by way of an amendment of our articles of association. The term “net profits” includes anticipated profits that have yet to be realized.

Dutch Resident Individuals and Dutch Resident Entities may credit the Dutch dividend withholding tax against their income tax or corporate income tax liability (maximized to the amount of corporate income tax due in that financial year) or may under certain circumstances be entitled to an exemption. The same applies to holders of ordinary shares that are neither resident nor deemed to be resident of the Netherlands if the ordinary shares are attributable to a Dutch permanent establishment of such non-resident holder. Depending on their specific circumstances, holders of ordinary shares that are resident in a country other than the Netherlands, may be entitled to exemptions from, reduction of, or full or partial refund of, Dutch dividend withholding tax pursuant to Dutch law, EU law or treaties for avoidance of double taxation.

As of January 1, 2024, in addition to the (regular) Dutch dividend withholding tax, a conditional dividend withholding tax (the “Conditional Dividend Withholding Tax”) is imposed on dividends paid to related entities in designated low-tax jurisdictions and in certain abusive situations. If due, the Conditional Dividend Withholding Tax is imposed at the highest Dutch corporate income tax rate in effect at the time of the distribution (currently 25.8%), if the shareholder entitled to those dividend payments has such an interest in us, possibly as part of a qualifying unity (kwalificerende eenheid), that such party can exert such influence on our decisions as to determine our activities, while that shareholder is established in a jurisdiction that is included in the Regulation of low-taxing countries and non-cooperative jurisdictions for tax purposes (Regeling laagbelastende staten en niet-coöperatieve rechtsgebieden voor belastingdoeleinden), or has a relevant connection therewith. Any (regular) Dutch dividend withholding tax due in respect of the same dividend distribution may be credited against the Conditional Dividend Withholding Tax.

However, as long as we continue to have our place of effective management in Germany, and not in the Netherlands, we will be considered to be solely tax resident in Germany for purposes of the German-Dutch tax treaty, and we will in principle not be required to withhold the Conditional Dividend Withholding Tax.

Pursuant to legislation to counteract “dividend stripping”, a reduction, exemption, credit or refund of Dutch dividend withholding tax is not granted if the recipient of the dividend is not the beneficial owner (uiteindelijk gerechtigde) as described in the Dutch Dividend Withholding Tax Act 1965 (Wet op de dividendbelasting 1965) of such dividends. This legislation targets situations in which a shareholder retains its economic interest in shares but reduces the withholding tax costs on dividends by a transaction with another party. It is not required for these rules to apply that the recipient of the dividends is aware that a dividend stripping transaction took place. The Dutch State Secretary of Finance takes the position that the definition of beneficial ownership introduced by this legislation will also apply in the context of a double taxation convention.

Pursuant to additional measures introduced with effect from January 1, 2024, the burden of proof as regards the absence of dividend stripping has been shifted to the taxpayer. Furthermore, for shares traded on a regulated market, including our ordinary shares, it has been codified that the record date is used when determining the person who is entitled to the dividend.

Taxes on Income and Capital Gains

Dutch Resident Individuals

If a holder of our securities is a Dutch Resident Individual, any benefit derived or deemed to be derived from the securities is taxable at the progressive income tax rates, if:

(i)	the securities are attributable to an enterprise from which the Dutch Resident Individual derives a share of the profit, whether as an entrepreneur (ondernemer) or as a person who has a co-entitlement to the net worth (medegerechtigd tot het vermogen) of such enterprise, without being an entrepreneur or a shareholder in such enterprise, as defined in the Dutch Income Tax Act 2001; or

(ii)	the holder of the securities is considered to derive benefits from the securities that are taxable as benefits from other activities (resultaat uit overige werkzaamheden), such as activities with respect to the securities that go beyond ordinary asset management (normaal actief vermogensbeheer).

If the above-mentioned conditions (i) and (ii) do not apply to the individual holder of securities, such Dutch Resident Individual holder will be subject to an annual income tax imposed on a deemed return on the net value of the securities under the regime for savings and investments (inkomen uit sparen en beleggen). Irrespective of the actual income and capital gains realized, the deemed annual return of the Dutch Resident Individual’s net investment assets that are taxed under this regime, including the securities, is set at variable percentages of the value of the investment assets and liabilities. For 2026, the variable percentages are set at 1.28% for savings, at 6.00% for other investments (such as securities) and at 2.70% for liabilities. Such fictitious annual return deemed to be derived from the securities will be taxed at a flat rate of 36% in 2026.

The net value of the investment assets for the year are the fair market value of the investment assets less the allowable liabilities on January 1 of the relevant calendar year. The securities are included as investment assets. A tax-free allowance of €59,357 is available (2026). For the avoidance of doubt, actual income, capital gains or losses in respect of the securities are as such not subject to Dutch income tax under the regime for savings and investments (inkomen uit sparen en beleggen). The deemed variable return will be adjusted annually on the basis of historic market yields.

These rules are subject to litigation and change, which includes the introduction of a rebuttal provision according to which taxpayers can demonstrate that the actual return on investment is lower than the fixed deemed return. Holders of securities may need to file (protective) appeals to any assessments based on these rules to benefit from any favorable case law and subsequent changes in Dutch tax law, including the Dutch Box 3 Rebuttal Scheme Act (Wet tegenbewijsregeling box 3). If a taxpayer successfully demonstrates that the actual return is less than the deemed return (using a standardized form), the taxpayer will be taxed on the actual return instead of the deemed return. The Dutch Box 3 Rebuttal Scheme Act offers a temporary solution until a new Box 3 regime is introduced, which is expected as of 1 January 2028 at the earliest.

Dutch resident individual holders of securities are advised to consult their own tax advisor to ensure that the tax in respect of their securities is levied in accordance with the applicable Dutch tax rules at the relevant time.

Dutch Resident Entities

Any benefit derived or deemed to be derived from the securities held by Dutch Resident Entities, including any capital gains realized on the disposal thereof, will be subject to Dutch corporate income tax at a rate of 19% with respect to taxable profits up to €200,000 and 25.8% with respect to taxable profits in excess of that amount (rates and brackets for 2026).

Non-residents of the Netherlands

A holder of securities that is neither a Dutch Resident Individual nor a Dutch Resident Entity will not be subject to Dutch taxes on income or on capital gains in respect of any payment under the securities or any gain realized on the disposal or deemed disposal of the securities, provided that:

●	such holder does not have an interest in an enterprise which, in whole or in part, is either effectively managed in the Netherlands or is carried out through a permanent establishment, or a permanent representative in the Netherlands and to which enterprise or part of an enterprise the securities are attributable; and

●	in the event such holder is an individual, such holder does not derive benefits from the securities that are taxable as benefits from other activities in the Netherlands, such as activities in the Netherlands with respect to the securities that go beyond ordinary asset management.

Under certain specific circumstances, Dutch taxation rights may be restricted for a holder of securities that is neither a Dutch Resident Individual nor a Dutch Resident Entity pursuant to treaties for the avoidance of double taxation.

Gift and Inheritance Taxes

Residents of the Netherlands

Gift or inheritance taxes will arise in the Netherlands with respect to a transfer of the securities by way of a gift by, or on the death of, a holder of securities who is resident or deemed to be resident in the Netherlands at the time of the gift or the holder’s death.

Non-residents of the Netherlands

No Dutch gift or inheritance taxes will arise on the transfer of the securities by way of gift by, or on the death of, a holder of securities who is neither resident nor deemed to be resident in the Netherlands, unless:

●	in the case of a gift of securities by an individual who at the date of the gift was neither resident nor deemed to be resident in the Netherlands, such individual dies within 180 days after the date of the gift, while being resident or deemed to be resident in the Netherlands; or

●	the transfer is otherwise construed as a gift, such as a gift that is made under a condition precedent, or inheritance made by, or on behalf of, a person who, at the time of the gift or death, is or is deemed to be resident in the Netherlands.

For purposes of Dutch gift and inheritance taxes, a person that holds the Dutch nationality will be deemed to be resident in the Netherlands if such person has been resident in the Netherlands at any time during the 10 years preceding the date of the gift or his/her death. Additionally, for purposes of Dutch gift tax, any person, irrespective of his nationality will be deemed to be resident in the Netherlands if such person has been resident in the Netherlands at any time during the 12 months preceding the date of the gift. The above rules apply equally to the securities.

Other Taxes and Duties

No Dutch value-added tax (omzetbelasting) and no Dutch registration tax, stamp duty or any other similar documentary tax or duty will be payable by a holder of securities on any payment in consideration for the acquisition, ownership or disposal of the securities.

Material United States Federal Income Tax Considerations

Subject to the limitations and qualifications stated herein, this discussion sets forth the material U.S. federal income tax considerations relating to the acquisition, ownership and disposition by U.S. Holders (as defined below) of ordinary shares acquired pursuant to this offering. The term “securities” as used in this discussion refers to the ordinary shares.

The discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as currently in effect and all subject to change at any time, possibly with retroactive effect. This summary applies only to U.S. Holders and does not address tax consequences to a non-U.S. Holder (as defined below) investing in securities.

This discussion of a U.S. Holder’s tax consequences addresses only those persons that hold securities as capital assets and does not address the tax consequences to any special class of holders, including without limitation, holders (directly, indirectly or constructively) of 10% or more of our equity (based on value or voting power), dealers in securities or currencies, banks, tax-exempt organizations, insurance companies, financial institutions, broker-dealers, regulated investment companies, real estate investment trusts, traders in securities that elect the mark-to-market method of accounting for their securities holdings, persons that hold securities that are a hedge or that are hedged against currency or interest rate risks or that are part of a straddle, conversion or “integrated” transaction, persons required to accelerate the recognition of any item of gross income with respect to the ordinary shares as a result of such income being recognized on an applicable financial statement, U.S. expatriates or former long-term residents of the United States, partnerships or other pass-through entities for U.S. federal income tax purposes, U.S. Holders that acquire securities in connection with the exercise of employee stock options or otherwise as compensation for services and U.S. Holders whose functional currency for U.S. federal income tax purposes is not the U.S. dollar. This discussion does not address the effect of the U.S. federal alternative minimum tax, U.S. federal estate and gift tax, alternative minimum tax, the 3.8% Medicare contribution tax on net investment income or any state, local or non-U.S. tax laws applicable to a holder of securities. This discussion does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. Each U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. state and local, U.S. federal estate and gift, alternative minimum, and non-U.S. tax consequences of the acquisition, ownership and disposition of the securities.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of securities acquired pursuant to this offering that is for U.S. federal income tax purposes: (a) an individual who is a citizen or resident of the United States; (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (d) a trust (i) if a court within the United States can exercise primary supervision over its administration, and one or more U.S. persons have the authority to control all of the substantial decisions of that trust, or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person. The term “non-U.S. Holder” means any beneficial owner of securities acquired pursuant to this offering that is not a U.S. Holder, a partnership (or an entity or arrangement that is treated as a partnership or other pass-through entity for U.S. federal income tax purposes) or a person holding securities through such an entity or arrangement.

If a partnership or an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes holds securities, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Partners in partnerships that hold securities should consult their own tax advisors. You are urged to consult your own independent tax advisor regarding the specific U.S. federal, state, local and non-U.S. income and other tax considerations relating to the acquisition, ownership and disposition of securities.

U.S. Federal Income Tax Consequences of the Acquisition, Ownership, and Disposition of Ordinary Shares

The following discussion is subject in its entirety to the rules described below under the heading “Passive Foreign Investment Company Considerations.”

Cash Dividends and Other Distributions

As described in the section entitled “Dividend Policy” above, we currently intend to retain any future earnings to fund business development and growth, and we do not expect to pay any dividends in the foreseeable future. However, to the extent there are any distributions (including constructive distributions) made with respect to an ordinary share, a U.S. Holder generally will be required to include the amount of such distribution in gross income (including the amount of Dutch taxes withheld, if any) as dividend income to the extent of our current and accumulated earnings and profits (computed using U.S. federal income tax principles). A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates if the Company is a PFIC for the tax year of such distribution or the preceding tax year. To the extent that a distribution exceeds our current and accumulated “earnings and profits,” such distribution will be treated first as a non-taxable return of capital to the extent of the holder’s adjusted tax basis in such securities and, thereafter, as gain from the sale or exchange of such securities (see “Sale or Disposition” below). There can be no assurance that we will maintain calculations of our earnings and profits in accordance with U.S. federal income tax accounting principles. U.S. Holders should therefore assume that any distribution with respect to the securities will constitute ordinary dividend income. Dividends paid on such securities generally will not be eligible for the dividends received deduction generally allowed to U.S. corporations.

Dividends paid to a non-corporate U.S. Holder by a “qualified foreign corporation” may be subject to reduced rates of taxation if certain holding period and other requirements are met. A qualified foreign corporation generally includes a foreign corporation (other than a foreign corporation that is a PFIC in the taxable year in which the dividend is paid or the preceding taxable year) if (i) its securities are readily tradable on an established securities market in the United States or (ii) it is eligible for benefits under a comprehensive U.S. income tax treaty that includes an exchange of information program and which the U.S. Treasury Department has determined is satisfactory for these purposes. Our ordinary shares are readily tradable on an established securities market in the United States, the Nasdaq.

Non-corporate U.S. Holders will not be eligible for reduced rates of taxation on any dividends received from us if we are a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year.

A U.S. Holder who pays (whether directly or through withholding) Dutch taxes with respect to dividends paid on our securities may be entitled to receive, at the election of such U.S. Holder, either a deduction or a foreign tax credit for such taxes paid. Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” In addition, this limitation is calculated separately with respect to specific categories of income. Dividends paid by us generally will constitute “foreign source” income and generally will be categorized as “passive category income.” Because the foreign tax credit rules are complex, each U.S. Holder should consult its own tax advisor regarding the foreign tax credit rules.

The amount of any distribution paid in a currency other than U.S. dollars (a “foreign currency”), including the amount of any withholding tax thereon, will be included in the gross income of a U.S. Holder in an amount equal to the U.S. dollar value of the foreign currency calculated by reference to the exchange rate in effect on the date of the U.S. Holder’s receipt of the dividend, actively or constructively, regardless of whether the foreign currency is converted into U.S. dollars. If the foreign currency is converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize a foreign currency gain or loss in respect of the dividend. If the foreign currency received in the distribution is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency will be treated as U.S. source ordinary income or loss and will not be eligible for the preferential rate applicable to qualified dividend income.

Sale or Disposition

Subject to the PFIC rules discussed below, a U.S. Holder generally will recognize gain or loss on the taxable sale or exchange of its ordinary shares in an amount equal to the difference between the U.S. dollar amount realized on such sale or exchange (determined in the case of securities sold or exchanged for currencies other than U.S. dollars by reference to the spot exchange rate in effect on the date of the sale or exchange or, if the securities sold or exchanged are traded on an established securities market and the U.S. Holder is a cash basis taxpayer or an electing accrual basis taxpayer, the spot exchange rate in effect on the settlement date) and the U.S. Holder’s adjusted tax basis in the securities sold or otherwise disposed of determined in U.S. dollars.

Assuming we are not a PFIC and have not been treated as a PFIC during your holding period for our securities, such gain or loss will be capital gain or loss and will be long-term gain or loss if the applicable securities have been held for more than one year. Under current law, long-term capital gains of non-corporate U.S. Holders generally are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Capital gain or loss, if any, recognized by a U.S. Holder generally will be treated as U.S. source income or loss for U.S. foreign tax credit purposes. Consequently, a U.S. Holder may not be able to use the foreign tax credit arising from any Dutch tax imposed on the disposition of a security unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. U.S. Holders are encouraged to consult their own tax advisors regarding the availability of the U.S. foreign tax credit in their particular circumstances.

Passive Foreign Investment Company Considerations

Status as a PFIC

The rules governing PFICs can have adverse tax effects on U.S. Holders. We generally will be classified as a PFIC for U.S. federal income tax purposes if, for any taxable year, either: (1) 75% or more of our gross income consists of certain types of passive income, or (2) the average value (determined on a quarterly basis), of our assets that produce, or are held for the production of, passive income is 50% or more of the value of all of our assets.

For purposes of the PFIC provisions, “gross income” generally means sales revenues less cost of goods sold, plus income from investments and from incidental or outside operations or sources. Passive income generally includes dividends, interest, rents and royalties (other than certain rents and royalties derived in the active conduct of a trade or business), annuities and gains from assets that produce passive income. If a non-U.S. corporation owns at least 25% by value of the stock of another corporation, the non-U.S. corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation’s income.

Additionally, if we are classified as a PFIC in any taxable year with respect to which a U.S. Holder owns securities, we generally will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding taxable years, regardless of whether we continue to meet the tests described above, unless the U.S. Holder makes the “deemed sale election” described below.

We do not believe that we are currently a PFIC, and we do not anticipate becoming a PFIC in the foreseeable future. Notwithstanding the foregoing, the determination of whether we are a PFIC is made annually and depends on the particular facts and circumstances (such as the valuation of our assets, including goodwill and other intangible assets) and also may be affected by the application of the PFIC rules, which are subject to differing interpretations. The fair market value of our assets is expected to depend, in part, upon (a) the market price of our ordinary shares, which is likely to fluctuate, and (b) the composition of our income and assets, which will be affected by how, and how quickly, we spend any cash that is raised in any financing transaction, including this offering. In light of the foregoing, no assurance can be provided that we are not currently a PFIC or that we will not become a PFIC in any future taxable year. Prospective investors should consult their own tax advisors regarding our potential PFIC status.

U.S. Federal Income Tax Treatment of a Shareholder of a PFIC

If we are classified as a PFIC for any taxable year during which a U.S. Holder owns securities, the U.S. Holder, absent certain elections (including the mark-to-market and QEF elections described below), generally will be subject to adverse rules (regardless of whether we continue to be classified as a PFIC) with respect to (i) any “excess distributions” (generally, any distributions received by the U.S. Holder on its securities in a taxable year that are greater than 125% of the average annual distributions received by the U.S. Holder in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for its securities) and (ii) any gain realized on the sale or other disposition, including a pledge, of its securities.

Under these adverse rules (a) the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period, (b) the amount allocated to the current taxable year and any taxable year prior to the first taxable year in which we are classified as a PFIC will be taxed as ordinary income, (c) the amount allocated to each other taxable year during the U.S. Holder’s holding period in which we were classified as a PFIC (i) will be subject to tax at the highest rate of tax in effect for the applicable category of taxpayer for that year and (ii) will be subject to an interest charge at a statutory rate with respect to the resulting tax attributable to each such other taxable year, and (d) loss recognized on the disposition of the securities will not be deductible.

If we are classified as a PFIC, a U.S. Holder generally will be treated as owning a proportionate amount (by value) of stock or shares owned by us in any direct or indirect subsidiaries that are also PFICs and will be subject to similar adverse rules with respect to any distributions we receive from, and dispositions we make of, the stock or shares of such subsidiaries. You are urged to consult your tax advisors about the application of the PFIC rules to any of our subsidiaries.

If we are classified as a PFIC and then cease to be so classified, a U.S. Holder may make an election (a “deemed sale election”) to be treated for U.S. federal income tax purposes as having sold such U.S. Holder’s ordinary shares on the last day of our taxable year during which we were a PFIC. A U.S. Holder that makes a deemed sale election with respect to such securities would then cease to be treated as owning stock in a PFIC by reason of ownership of our ordinary shares. However, gain recognized as a result of making the deemed sale election would be subject to the adverse rules described above and loss would not be recognized.

PFIC “Mark-to-Market” Election

In certain circumstances, a U.S. Holder can avoid certain of the adverse rules described above by making a mark-to-market election with respect to its ordinary shares, provided that such shares are “marketable.” The ordinary shares generally will be marketable if they are “regularly traded” on certain U.S. stock exchanges or on a foreign stock exchange that meets certain conditions. For these purposes, the ordinary shares will be considered regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Any trades that have as their principal purpose meeting this requirement will be disregarded. Our ordinary shares are listed on the Nasdaq, which is a qualified exchange for these purposes. Consequently, if our ordinary shares remain listed on the Nasdaq and are regularly traded, and you are a holder of ordinary shares, we expect the mark-to-market election would be available to you if we are a PFIC. There can be no assurance that the shares will be “regularly traded” in subsequent calendar quarters. You should consult your own tax advisor as to whether a mark-to-market election is available or advisable with respect to the ordinary shares.

A U.S. Holder that makes a mark-to-market election must include in gross income, as ordinary income, for each taxable year that we are a PFIC an amount equal to the excess, if any, of the fair market value of the U.S. Holder’s ordinary shares at the close of the taxable year over the U.S. Holder’s adjusted tax basis in such securities. An electing U.S. Holder may also claim an ordinary loss deduction for the excess, if any, of the U.S. Holder’s adjusted tax basis in its ordinary shares over the fair market value of such securities at the close of the taxable year, but this deduction is allowable only to the extent of any net mark-to-market gains previously included in income. A U.S. Holder that makes a mark-to-market election generally will adjust such U.S. Holder’s tax basis in its ordinary shares to reflect the amount included in gross income or allowed as a deduction because of such mark-to-market election. Gains from an actual sale or other disposition of such securities in a year in which we are a PFIC will be treated as ordinary income, and any losses incurred on a sale or other disposition of such securities will be treated as ordinary losses to the extent of any net mark-to-market gains previously included in income.

If we are classified as a PFIC for any taxable year in which a U.S. Holder owns securities but before a mark-to-market election is made, the adverse PFIC rules described above will apply to any mark-to-market gain recognized in the year the election is made. Otherwise, a mark-to-market election will be effective for the taxable year for which the election is made and all subsequent taxable years. The election cannot be revoked without the consent of the IRS, unless the securities cease to be marketable, in which case the election is automatically terminated.

A U.S. Holder makes a mark-to-market election by attaching a completed IRS Form 8621 to a timely filed U.S. federal income tax return. Each U.S. Holder should consult its own tax advisor regarding the availability of, and procedure for making, a mark-to-market election.

A mark-to-market election is not permitted for the shares of any of our subsidiaries that are also classified as PFICs. Prospective investors should consult their own tax advisors regarding the availability of, and the procedure for making, a mark-to-market election.

PFIC “QEF” Election

In some cases, a shareholder of a PFIC can avoid the interest charge and the other adverse PFIC consequences described above by obtaining certain information from such PFIC and by making a QEF election to be taxed currently on its share of the PFIC’s undistributed income. We do not, however, expect to provide the information regarding our income that would be necessary in order for a U.S. Holder to make a QEF election with respect to securities if we are classified as a PFIC.

PFIC Information Reporting Requirements

If we are a PFIC in any year, a U.S. Holder of securities in such year will be required to file an annual information return on IRS Form 8621 regarding distributions received on such securities and any gain realized on disposition of such securities. In addition, if we are a PFIC, a U.S. Holder generally will be required to file an annual information return with the IRS (also on IRS Form 8621, which PFIC shareholders are required to file with their U.S. federal income tax or information return) relating to their ownership of securities. This new filing requirement is in addition to the pre-existing reporting requirements described above that apply to a U.S. Holder’s interest in a PFIC (which this requirement does not affect).

NO ASSURANCE CAN BE GIVEN THAT WE ARE NOT CURRENTLY A PFIC OR THAT WE WILL NOT BECOME A PFIC IN THE FUTURE. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE OPERATION OF THE PFIC RULES AND RELATED REPORTING REQUIREMENTS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE ADVISABILITY OF MAKING ANY ELECTION THAT MAY BE AVAILABLE.

LEGAL MATTERS

Certain legal matters with respect to the United States of America and New York law will be passed upon for us by Haynes and Boone, LLP, New York, New York. Certain legal matters with respect to Dutch law with respect to the validity of the ordinary shares will be passed upon for us by CMS Derks Star Busmann N.V. The Agent is being represented in connection with this offering by McGuireWoods LLP, New York, New York.

EXPERTS

The financial statements as of December 31, 2025 and 2024 and for the years then ended incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended December 31, 2025, have been so incorporated in reliance on the report of Reliant CPA PC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The audit report covering the December 31, 2025 financial statements contains an explanatory paragraph that states that the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern.

The audited combined financial statements of Arcade Realty LLC and Arcade Technology LLC as of December 31, 2025 and 2024 and for the years then ended incorporated in this prospectus supplement by reference to our Current Report on Form 8-K/A filed on September 25, 2026, have been so incorporated in reliance on the report of Haskell & White LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements and other information regarding registrants that are filed electronically with the SEC.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus supplement does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Information Incorporated By Reference” are also available on our website at www.quantum-cyber.ai. Except for the specific incorporated documents set forth under the heading “Information Incorporated By Reference,” no information available on or through our website shall be deemed to be incorporated in this prospectus supplement or the registration statement of which it forms a part.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus supplement and prior to the termination of the offering:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026;

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026 filed with the SEC on May 15, 2026 and August 14, 2026, respectively;

●	Our Current Reports on Form 8-K filed with the SEC on February 10, 2026, February 17, 2026, March 11, 2026, March 17, 2026, March 25, 2026, April 15, 2026, April 28, 2026, May 8, 2026, May 18, 2026, May 26, 2026, May 28, 2026, June 3, 2026, June 5, 2026, June 15, 2026, June 26, 2026, July 1, 2026, July 7, 2026, and July 16, 2026 (amended by the Current Report on Form 8-K/A filed on September 25, 2026); and

●	The description of our securities contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026, including any amendment or reports filed for the purpose of updating such description.

You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a later statement contained in this prospectus supplement or in any other document incorporated by reference into this prospectus supplement modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.

We will provide without charge to each person to whom a copy of this prospectus supplement is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus supplement). Any such request should be addressed to us at:

Quantum Cyber N.V.

Attn: Secretary

200 Connecticut Ave. Suite 400

Norwalk, CT 06854

(203) 851-1599

You may also access the documents incorporated by reference in this prospectus supplement through our website at www.quantum-cyber.ai. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement or the registration statement of which it forms a part.

PROSPECTUS

Quantum Cyber N.V.

$250,000,000

Ordinary Shares

Preferred Shares

Warrants

Subscription Rights

Units

We may offer, from time to time, in one or more offerings, ordinary shares, preferred shares, warrants, subscription rights and/or units, which we collectively refer to as the “securities”. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $250,000,000. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at, or prior to, the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus and any applicable prospectus supplement of free writing prospectus before you invest.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution”.

We are a “smaller reporting company” under the federal securities laws and, as such, are subject to reduced public company reporting requirements. See “Prospectus Summary - Implications of Being a Smaller Reporting Company.” We are also an “emerging growth company” as defined in section 3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are therefore eligible for certain exemptions from various reporting requirements applicable to reporting companies under the Exchange Act. See “Prospectus Summary - Implications of Being an Emerging Growth Company.”

Our ordinary shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “QUCY.” On June 2, 2026, the last reported sale price of our ordinary shares on Nasdaq was $2.45 per share. We recommend that you obtain current market quotations for our ordinary shares prior to making an investment decision. We will provide information in any applicable prospectus supplement regarding any listing of securities other than our ordinary shares on any securities exchange.

As of the date of this prospectus, the aggregate market value of our outstanding ordinary shares held by non-affiliates, or public float, was $78,524,586, which was calculated based on 22,767,254 ordinary shares outstanding, of which 22,057,468 shares were held by non-affiliates, and the last reported sale price of our ordinary shares of $3.56 per share on May 21, 2026.

You should carefully read this prospectus, any prospectus supplement relating to any specific offering of securities, and all information incorporated by reference herein and therein.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus and any similar section included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $250,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in a prospectus supplement any information contained in this prospectus. To the extent any statement made in a prospectus supplement or a document incorporated by reference herein after the date hereof is inconsistent with the statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement or the incorporated document.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

ii

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and notes thereto that are incorporated by reference in this prospectus. Some of the statements in this prospectus and the documents incorporated by reference herein constitute forward-looking statements that involve risks and uncertainties. See information set forth under the section “Special Note Regarding Forward-Looking Statements.” As used in this prospectus, unless the context otherwise indicates, the terms “we,” “our,” “us,” “the Company,” “Quantum” and “Quantum Cyber” refer to Quantum Cyber N.V., a public company under Dutch law, and its subsidiaries taken as a whole.

Overview

We are a technology company focused on developing intelligent, scalable platforms that integrate artificial intelligence (“AI”) and quantum computing to power next-generation control systems for unmanned vehicles, aerial vehicles and underwater vehicles, such as drones, self-driving cars and robotic fleets.

Our platforms are designed to address the fundamental limitations of classical computing approaches to autonomous vehicle control, specifically the inability to solve high-dimensional, multi-objective optimization problems in real time. By pairing AI-driven adaptive perception and decision-making with quantum computing’s capacity to explore vast solution spaces simultaneously, we believe that our systems enable capabilities that are not achievable through conventional approaches alone. We anticipate investing in research and development to power ultimate commercialization of our drone technology.

Our core mission is to accelerate the convergence of AI and quantum technologies to deliver safer, more capable, and more efficient autonomous systems for defense, commercial logistics, disaster response, and critical infrastructure operations. We believe this convergence represents a significant technological frontier of the coming decade.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange, meaning that the market value of our shares held by non-affiliates was less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. As a smaller reporting company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation. Additionally, as a smaller reporting company, we may continue to take advantage of the exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended. If investors consider our ordinary shares less attractive as a result of our election to use the scaled-back disclosure permitted for smaller reporting companies, there may be a less active trading market for our ordinary shares and our share price may be more volatile.

Implications of Being an Emerging Growth Company

We qualify as and elect to be an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include, but not limited to:

●	reduced disclosure about the emerging growth company’s executive compensation arrangements in our periodic reports, proxy statements and registration statements; and

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these exemptions until December 31, 2026, or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company earlier if we have more than $1.235 billion in annual revenue, we have more than $700.0 million in market value of our stock held by non-affiliates or we issue more than $1.0 billion of non-convertible debt securities over a three-year period. For so long as we remain an emerging growth company, we are permitted, and intend, to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. We may choose to take advantage of some, but not all, of the available exemptions.

Corporate Information

We are a public company under Dutch law. We were incorporated on March 8, 2021, as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law, and were formed to acquire PharmGenomics GmbH (“PharmGenomics”), a German company with limited liability. We acquired PharmGenomics on September 20, 2021. On November 9, 2021, we converted into a Dutch public company with limited liability (naamloze vennootschap). On 22 April 2026, we changed our name from “Mainz Biomed N.V.” to “Quantum Cyber N.V.” We operate through our U.S. subsidiary, Quantum Drones Corporation, which was incorporated in the State of Nevada in May 2026, and maintain our principal executive offices in West Palm Beach, Florida.

The Securities We May Offer

We may offer ordinary shares, preferred shares, warrants, subscription rights and/or units in any combination up to a total dollar amount of $250,000,000, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. We may also offer ordinary shares and/or preferred shares upon the exercise of warrants, ordinary shares upon the conversion of preferred shares and ordinary shares, preferred shares and/or warrants underlying units. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion, or exercise, if any;

●	ranking;

●	restrictive covenants, if any;

●	voting or other rights, if any;

●	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

●	material or special U.S. federal income tax considerations, if any.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding overallotment options, if any; and

●	the net proceeds to us.

Use of Proceeds

Unless we otherwise indicate in a prospectus supplement, we currently intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include, among other things, working capital and/or capital expenditures.

More detailed information regarding the use of proceeds from the sale of securities, including any determinable milestones at the applicable time, will be described in any applicable prospectus supplement. We may also, from time to time, issue securities otherwise than pursuant to a prospectus supplement to this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Before deciding whether to invest in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus.

You should also consider the risks, uncertainties and assumptions discussed under Part I, Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K for the year ended December 31, 2025, and in our Current Report on Form 8-K filed on May 26, 2026, and any updates in our Quarterly Reports on Form 10-Q or any updates in our Current Report on Form 8-K, which are incorporated herein by reference, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus, including, without limitation, statements regarding our future results of operations and financial position, business strategy, transformation, strategic priorities and future progress, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “project,” “believe,” “estimate” or “predict” “or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the factors described in the sections entitled “Risk Factors” and in our periodic filings with the SEC. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

USE OF PROCEEDS

Unless we otherwise indicate in a prospectus supplement, we currently intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include, among other things, working capital and/or capital expenditures.

More detailed information regarding the use of proceeds from the sale of securities, including any determinable milestones at the applicable time, will be described in any applicable prospectus supplement. We may also, from time to time, issue securities otherwise than pursuant to a prospectus supplement to this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following description of our articles of association, as lastly amended by our Deed of Amendment on April 22, 2026, is intended as a summary only and does not constitute legal advice regarding those matters and should not be regarded as such. The description is qualified in its entirety by reference to the complete text of the articles of association.

Overview

We are a public company under Dutch law. We were incorporated on March 8, 2021, as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law, and were formed to acquire PharmGenomics GmbH (“PharmGenomics”), a German company with limited liability. We acquired PharmGenomics on September 20, 2021. On November 9, 2021, we converted into a Dutch public company with limited liability (naamloze vennootschap). On 22 April 2026, we changed our name from “Mainz Biomed N.V.” to “Quantum Cyber N.V.” We operate through our U.S. subsidiary, Quantum Drones Corporation, which was incorporated in the State of Nevada in May 2026, and maintain our principal executive offices in West Palm Beach, Florida.

We are registered in the Commercial Register of the Chamber of Commerce (Kamer van Koophandel) in the Netherlands under number 82122571. We have our corporate seat is in Amsterdam, the Netherlands and our registered office is at 1501 Belvedere Road, Suite 500, West Palm Beach, Florida 33406.

Our ordinary shares are subject to, and have been created under, Dutch law. Set forth below is a summary of relevant information concerning the material provisions of our articles of association and applicable Dutch law.

Board of Directors

We have a one-tier board structure. The board of directors of the Company (the “Board of Directors”) consists of one executive director and three non-executive directors. The Board of Directors shall consist of such number of executive Directors as the Board of Directors may determine.

The Board of Directors will be charged with the management of the company. In fulfilling their duties, our directors will serve the interest of the company and the business connected with it. The executive directors and the executive committee are charged with the day-to-day management of the company. Supervision of the fulfilment of duties by the executive directors and of the general course of the company’s affairs and the business connected with it will primarily be carried out by the non-executive directors. The executive directors must in due time provide the non-executive directors with the information they need to carry out their duties.

Our directors will be elected by the general meeting upon a binding nomination. The Board of Directors will be authorized to nominate one or more director candidates for appointment at the general meeting. The general meeting may at all times overrule the binding nature of each nomination by a resolution adopted by a majority of at least two thirds of the votes cast, representing more than half of the issued share capital.

The general meeting may at any time suspend and dismiss a non-executive director or executive director. The general meeting may only adopt a resolution to suspend or dismiss a non-executive director or executive director by a majority of at least two thirds of the votes cast, representing more than half of the issued share capital, unless the resolution is adopted on the basis of a proposal of the Board of Directors.

Our authorized share capital consists of 67,500,000 ordinary shares with a nominal value of EUR 0.01 per share and 7,500,000 preferred shares with a nominal value of EUR 0.01 per share. The preferred shares are divided into five series of 1,500,000. The articles of association contain transitional provisions as a result whereof the authorized share capital automatically increases if certain thresholds are exceeded to 900,000,000 ordinary shares with a nominal value of EUR 0.01 per share and 100,000,000 preferred shares with a nominal value of EUR 0.01 per share whereby the preferred shares will be divided into five series, each consisting of 20,000,000 preferred shares.

The number of ordinary shares included in the authorized share capital may be decreased and the number of preferred shares included in the authorized share capital may be increased pursuant to a resolution of the Board of Directors by a number not exceeding the number of ordinary shares included in the authorized share capital which have not been issued and which are not subject to any rights to subscribe for ordinary shares.

Issuance of Shares

Under Dutch law, shares are issued and rights to subscribe for shares are granted pursuant to a resolution of our general meeting. Our articles of association provide that the general meeting may only resolve to issue shares upon the proposal of our Board of Directors. The general meeting may authorize the Board of Directors to issue new ordinary shares or grant rights to subscribe for ordinary shares. The authorization can be granted and extended, in each case for a period not exceeding five years. For as long as, and to the extent, that such authorization is effective, our general meeting will not have the power to issue ordinary shares.

A resolution of the general meeting has irrevocably authorized our Board of Directors until November 9, 2026, to issue ordinary shares and preferred shares up to the amount of the authorized share capital (from time to time).

Pre-emptive Rights

Subject to restrictions in our articles of association, holders of ordinary shares have pre-emptive rights in relation to newly issued ordinary shares under Dutch law.

Under our articles of association, the pre-emptive rights in respect of newly issued ordinary shares may be restricted or excluded by a resolution of our general meeting, which resolution requires a two-thirds majority of the votes cast if less than half of the issued share capital is present or represented at the meeting. The general meeting may authorize our Board of Directors to limit or exclude the pre-emptive rights in respect of newly issued ordinary shares. Such authorization for our Board of Directors can be granted and extended, in each case for a period not exceeding five years.

A resolution of the general meeting has authorized our Board of Directors until November 9, 2026, to limit or exclude pre-emptive rights on ordinary shares.

Pre-emptive rights do not exist with respect (a) to the issue of ordinary shares or grant of rights to subscribe for ordinary shares to our employees or a “group” company of ours, (b) the issue of ordinary shares against a contribution other than cash, and (c) preferred shares to be issued. A holder of preferred shares has no pre-emptive right to acquire newly issued ordinary shares.

Transfer of Ordinary Shares

Under Dutch law, transfers of ordinary shares (other than in book-entry form) require a written deed of transfer and, unless the company is a party to the deed of transfer, and acknowledgement by or proper service upon the company to be effective.

Our articles of association provide that, if one or more ordinary shares or preferred shares are admitted to trading on Nasdaq or any other regulated foreign stock exchange located in the United States the laws of the State of New York will apply to the property law aspects of the ordinary shares and preferred shares included in the part of the register of shareholders kept by the relevant transfer agent.

Form of Ordinary Shares

Pursuant to our articles of association, the ordinary shares and preferred shares are in registered form.

Purchase and Repurchase of Ordinary Shares

Under Dutch law, we may not subscribe for newly issued ordinary shares. We may acquire ordinary shares, subject to applicable provisions and restrictions of Dutch law and our articles of association, to the extent that:

●	such ordinary shares are fully paid-up;

●	such repurchase would not cause our shareholders’ equity to fall below an amount equal to the sum of the paid-up and called-up part of the issued share capital and the reserves we are required to maintain pursuant to Dutch law or our articles of association; and

●	immediately after the acquisition of such ordinary shares, we and our subsidiaries would not hold, or would not hold as pledgees, shares having an aggregate nominal value that exceeds 50% of our issued share capital.

Other than ordinary shares acquired for no valuable consideration or under universal title of succession (onder algemene titel) (e.g., through a merger or spin off) under statutory Dutch or other law, we may acquire ordinary shares only if our general meeting has authorized our Board of Directors to do so. An authorization by our general meeting for the acquisition of ordinary shares can be granted for a maximum period of 18 months. Such authorization must specify the number of ordinary shares that may be acquired, the manner in which these shares may be acquired and the price range within which the shares may be acquired. No authorization of our general meeting is required if ordinary shares are acquired by us on Nasdaq with the intention of transferring such ordinary shares to our employees or employees of a group company pursuant to an arrangement applicable to them. For each annual general meeting, we expect that our Board of Directors, will place on the agenda a proposal to re-authorize our Board of Directors to repurchase shares for a period of 18 months from the date of the resolution. We cannot derive any right to any distribution from ordinary shares, or voting rights attached to ordinary shares acquired by it.

A resolution of the general meeting has irrevocably authorized our Board of Directors for a period of 18 months to resolve for us to acquire fully paid-up ordinary shares up to the maximum number of ordinary shares permitted pursuant to the law and our articles of association from time to time, through privately negotiated repurchases, in self-tender offers, or through accelerated repurchase arrangements, at prices ranging from the nominal value of the ordinary shares up to one hundred and ten percent (110%) of the market price of ordinary shares, provided that (i) for open market or privately negotiated repurchases, the market price will be the last closing price for ordinary shares on the Nasdaq Stock Market prior to the transaction, (ii) for self-tender offers, the market price will be the volume weighted average price for the ordinary shares on Nasdaq during a period, determined by the Board of Directors, of no less than one and no more than five consecutive trading days immediately prior to the expiration of the tender offer, and (iii) for accelerated repurchase arrangements, the market price will be the volume weighted average price of the ordinary shares on Nasdaq over the term of the arrangement. The volume weighted average price for any number of trading days will be calculated as the arithmetic average of the daily volume weighted average price on those trading days.

Pursuant to a resolution of the general meeting dated June 2, 2025, our Board of Directors is furthermore irrevocably authorized for a period of 18 months, until November 27, 2026, to resolve for us to acquire fully paid up preferred shares up to the maximum number of preferred shares permitted pursuant to the law and our articles of association from time to time and that preferred shares may be acquired through privately negotiated repurchases, in self-tender offers, or through accelerated repurchase arrangements, at prices ranging from the nominal value of the preferred shares up to the higher of (i) the amount that would be paid by us upon cancellation of such preferred shares in accordance with the relevant provisions of our articles of association and (ii) one hundred and ten percent (110%) of the market price of the ordinary shares into which the preferred shares may be converted in accordance with the applicable provisions of our articles of association, whereby the market price shall be determined in the manner as set out in our articles of association.

Preferred Shares

Issue

Under Dutch law, shares are issued and rights to subscribe for shares are granted pursuant to a resolution of our general meeting. Our articles of association provide that the general meeting may only resolve to issue shares upon the proposal of our Board of Directors. The general meeting may authorize the Board of Directors to issue new shares or grant rights to subscribe for ordinary shares. The authorization can be granted and extended, in each case for a period not exceeding five years.

Conversion

The Preferred Shares may, at the request of the holder, be converted into Ordinary Shares in accordance with the articles of association.

Voting Rights

In accordance with our articles of association, each Preferred Share irrespective of which class it concerns, confers the right on the holder thereof to cast one vote at our general meeting.

Pre-emptive rights

A holder of Preferred Shares has no pre-emptive right to acquire newly issued shares.

Dividends and Other Distributions

Under our articles of association, any profits or distributable reserves must first be applied to pay distributions on the Preferred Shares.

Capital Reduction

At a general meeting, our shareholders may resolve on the proposal of our Board of Directors to reduce our issued share capital by (i) cancelling ordinary shares and preferred shares or (ii) reducing the nominal value of the ordinary shares and preferred shares by amending our articles of association. In either case, this reduction would be subject to applicable statutory provisions. A resolution to cancel shares may only relate to (i) shares held by us or in respect of which we hold the depository receipts, or (ii) all preferred shares of a particular series. In order to be approved by our general meeting, a resolution to reduce the capital requires approval of a majority of the votes cast at a general meeting if at least half of the issued share capital is represented at such meeting or at least two thirds of the votes cast, if less than half of the issued share capital is represented at such meeting.

Reduction of the nominal value of shares without repayment shall be effected proportionally to all ordinary shares and preferred shares. The requirement of proportionality may be waived by agreement of all shareholders concerned.

A resolution that would result in a reduction of capital requires approval by a majority of the votes cast of each group of shareholders of the same class whose rights are prejudiced by the reduction. In addition, a reduction of capital involves a two-month waiting period during which creditors have the right to object to a reduction of capital under specified circumstances.

General Meeting

General meetings are held in Amsterdam, Rotterdam, The Hague, Arnhem, Utrecht, or in the municipality of Haarlemmermeer (Schiphol Airport), the Netherlands. All of our shareholders and others entitled to attend our general meetings are authorized to address the meeting and, in so far as they have such right, to vote, either in person or by proxy.

We will hold at least one general meeting each year, to be held within six months after the end of its financial year. A general meeting will also be held within three months after our Board of Directors has determined it to be likely that our equity has decreased to an amount equal to or lower than half of its paid up and called up capital, in order to discuss the measures to be taken if so required. If our Board of Directors fails to hold such general meeting in a timely manner, each shareholder and other person entitled to attend our general meeting may be authorized by the Dutch court to convene our general meeting.

Our Board of Directors may convene additional extraordinary general meetings at its discretion, subject to the notice requirements described below. Pursuant to Dutch law, one or more shareholders and/or others entitled to attend general meetings of shareholders, alone or jointly representing at least 10% of our issued share capital, may on their application be authorized by the Dutch court to convene a general meeting. The Dutch court will disallow the application if (i) the applicants have not previously requested in writing that our Board of Directors convenes a shareholders’ meeting or (ii) our Board of Directors convenes a shareholders’ meeting or (ii) our Board of Directors has not taken the necessary steps so that the shareholders’ meeting could be held within six weeks after such request.

The general meeting is convened by a notice, which includes an agenda stating the items to be discussed and the location and time of our general meeting. For the annual general meeting the agenda will include, among other things, the adoption of our annual accounts, the appropriation of its profits or losses and proposals relating to the composition of and filling of any vacancies on Board of Directors. In addition, the agenda for a general meeting includes such additional items as determined by our Board of Directors. Pursuant to Dutch law, one or more shareholders and/or others entitled to attend general meetings of shareholders, alone or jointly representing at least 3% of the issued share capital, have the right to request the inclusion of additional items on the agenda of shareholders’ meetings. Such requests must be made in writing, and may include a proposal for a shareholder resolution, and must be received by us no later than on the 60th day before the day the relevant shareholders’ meeting is held. Under our articles of association, certain items can only be put on the agenda as a voting item by our Board of Directors. Shareholders meeting the relevant requirements may still request the inclusion of such items on the agenda as a discussion item.

We will give notice of each general meeting by publication on its website and, to the extent required by applicable law, in a Dutch daily newspaper with national distribution, and in any other manner that we may be required to follow in order to comply with Dutch law and applicable stock exchange and SEC requirements. We will observe the statutory minimum convening notice period for a general meeting. Holders of registered shares may further be provided notice of the meeting in writing at their addresses as stated in its shareholders’ register.

Pursuant to our articles of association and Dutch law, our Board of Directors may determine a record date (registratiedatum) of 28 calendar days prior to a general meeting to establish which shareholders and others with meeting rights are entitled to attend and, if applicable, vote at our general meeting. The record date, if any, and the manner in which shareholders can register and exercise their rights will be set out in the notice of our general meeting. Our articles of association provide that a shareholder must notify us in writing of his or her intention to attend (or be represented at) our general meeting, such notice to be received by us on the date set by our Board of Directors in accordance with our articles of association and as set forth in the convening notice.

Our general meeting will be presided over by the chairman of our Board of Directors, who, nevertheless, may charge another person to preside over the meeting in his place even if he or she is present at the meeting. If the chairman of our Board of Directors is absent and he or she has not charged another person to preside over the meeting in his or her place, the directors present at the meeting will appoint one of them to be chairman. In the absence of all directors, our general meeting will appoint its chairman.

Voting Rights and Quorum

In accordance with Dutch law and our articles of association, each ordinary share, irrespective of which class it concerns, confers the right on the holder thereof to cast one vote at our general meeting. The voting rights attached to any ordinary shares held by us or our direct or indirect subsidiaries are suspended, unless the ordinary shares were encumbered with a right of usufruct or a pledge in favor of a party other than us or a direct or indirect subsidiary before such ordinary shares were acquired by us or such a subsidiary, in which case, the other party may be entitled to exercise the voting rights on the ordinary shares. We may not exercise voting rights for ordinary shares in respect of which its or a direct or indirect subsidiary has a right of usufruct or a pledge.

Voting rights may be exercised by shareholders or by a duly appointed proxy holder (the written proxy being acceptable to the chairman of our general meeting) of a shareholder, which proxy holder need not be a shareholder. The holder of a usufruct or pledge on shares will have the voting rights attached thereto if so provided for when the usufruct or pledge was created.

Under our Articles of Association, blank votes (votes where no choice has been made), abstentions and invalid votes will not be counted as votes cast. However, shares in respect of which a blank vote or invalid vote has been cast and shares in respect of which the person with meeting rights who is present or represented at the meeting has abstained from voting are counted when determining the part of the issued share capital that is present or represented at a general meeting. The chairman of our general meeting will determine the manner of voting and whether voting may take place by acclamation.

Resolutions of the shareholders are adopted at a general meeting by an absolute majority of votes cast, except where Dutch law or our articles of association provide for a special majority in relation to specified resolutions. Our Articles of Association do not provide for a quorum requirement, subject to any provision of mandatory Dutch law.

Subject to certain restrictions in our articles of association, the determination during our general meeting made by the chairman of that general meeting with regard to the results of a vote will be decisive. Our Board of Directors will keep a record of the resolutions passed at each general meeting.

Amendment of articles of association

At a general meeting, at the proposal of our Board of Directors, our general meeting may resolve to amend the articles of association. A resolution by the shareholders to amend our articles of association requires an absolute majority of the votes cast.

Dissolution and liquidation

Our shareholders may at a general meeting, based on a proposal by our Board of Directors, by means of a resolution passed by an absolute majority of the votes cast resolve that the Company will be dissolved. In the event of dissolution of the company, the liquidation will be effected by our executive directors, under the supervision of our non-executive directors, unless our general meeting decides otherwise.

Certain Other Major Transactions

Our articles of association and Dutch law provide that resolutions of our Board of Directors concerning a material change in our identity, character or business are subject to the approval of our general meeting. Such changes include:

●	a transfer of all or materially all of its business to a third party;

●	the entry into or termination of a long-lasting alliance of the company or of a subsidiary either with another entity or company, or as a fully liable partner of a limited partnership or partnership, if this alliance or termination is of significant importance to the company; and

●	the acquisition or disposition of an interest in the capital of a company by the company or by its subsidiary with a value of at least one third of the value of our assets, according to the balance sheet with explanatory notes or, if the company prepares a consolidated balance sheet, according to the consolidated balance sheet with explanatory notes in our most recently adopted annual accounts.

Dividends and Other Distributions

We may only make distributions to its shareholders if our equity exceeds the aggregate amount of the issued share capital and the reserves which must be maintained pursuant to Dutch law.

Under our articles of association, any profits or distributable reserves must first be applied to pay a distribution on the preferred shares, if outstanding. Any amount remaining out of distributable profits is added to our reserves as our Board of Directors determines. After reservation by our Board of Directors of any distributable profits, our general meeting will be authorized to declare distributions on the proposal of our Board of Directors. Our Board of Directors is permitted to declare interim dividends without the approval of the shareholders. Interim dividends may be declared as provided in our articles of association and may be distributed to the extent that the shareholders’ equity, based on interim financial statements, exceeds the paid-up and called-up share capital and the reserves that must be maintained under Dutch law or our articles of association. We may reclaim any distributions, whether interim or not interim, made in contravention of certain restrictions of Dutch law from shareholders that knew or should have known that such distribution was not permissible. In addition, on the basis of Dutch case law, if after a distribution we are not able to pay its due and collectable debts, then our shareholders or directors who at the time of the distribution knew or reasonably should have foreseen that result may be liable to its creditors.

The general meeting may determine that distributions will be made in whole or in part in the form of shares or a currency other than the Euro, provided on the proposal of the Board of Directors. We shall announce any proposal for a distribution and the date when and the place where the distribution will be payable to all shareholders by electronic means of communication with due observance of the applicable law and stock exchange rules. Claims for payment of dividends and other distributions not made within five years from the date that such dividends or distributions became payable will lapse, and any such amounts will be considered to have been forfeited to us (verjaring).

Transfer Agent, Warrant Agent and Registrar

We have appointed Transhare Corporation as the transfer agent, warrant agent, and registrar for our ordinary shares. Transhare Corporation’s telephone number and address is (303) 662-1112 and 17755 US Hwy 19 N, Clearwater, FL 33764.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of ordinary shares or preferred shares. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. Any ordinary shares or preferred shares underlying warrants offered pursuant to this prospectus and an accompanying prospectus supplement are included in the ordinary shares and preferred shares, as applicable, offered thereby and are registered by the registration statement of which this prospectus is a part.

The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of ordinary shares or preferred shares purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred shares purchasable upon exercise of warrants to purchase preferred shares;

●	the date, if any, on and after which the warrants, preferred shares or ordinary shares will be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	United States federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

●	vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of our Company.

Each warrant will entitle its holder to purchase the principal amount of the number of ordinary shares or preferred shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase ordinary shares or preferred shares are exercised, the holders of the warrants will not have any rights of holders of the underlying ordinary shares or preferred shares, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the ordinary shares or preferred shares, if any.

Description of Subscription Rights

The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement relating to such subscription rights, and may differ from the terms described herein.

We may issue subscription rights to purchase ordinary shares or other securities offered hereby. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. Each series of subscription rights will be issued under a separate subscription rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the subscription rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of subscription rights certificates or beneficial owners of subscription rights. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

●	whether shares of ordinary shares or other securities will be offered under the stockholder subscription rights;

●	the date of determining the stockholders entitled to the subscription rights distribution;

●	the price, if any, for the subscription rights;

●	the exercise price payable for each security upon the exercise of the subscription rights;

●	the number of subscription rights issued to each stockholder;

●	the number and terms of the securities which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable and the date, if any, on and after which the rights may be separately transferred;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the conditions to the completion of the offering, if any;

●	terms relating to the withdrawal, termination or cancellation of the subscription rights, if any;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

●	if appropriate, a discussion of material U.S. federal income tax considerations; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights.

Each subscription right will entitle the holder thereof to purchase for cash the principal amount of ordinary shares or other securities at the exercise price provided in the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date for the subscription rights provided in the applicable prospectus supplement.

Holders may exercise subscription rights as described in the applicable prospectus supplement. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the ordinary shares or other securities, as applicable, purchasable upon exercise of the subscription rights. If less than all of the subscription rights issued in any subscription rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any subscription rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions, and we will file as an exhibit to the registration statement of which this prospectus is a part or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus from time to time in one or more transactions, including, without limitation:

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	through agents;

●	directly by us to one or more purchasers (including our affiliates and stockholders), through a specific bidding or auction process, a rights offering or otherwise;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement or free writing prospectus.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement or free writing prospectus;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The applicable prospectus supplement or free writing prospectus will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if, and if required, any dealers or agents;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement or free writing prospectus. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement or free writing prospectus, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement or free writing prospectus. The terms of any over-allotment option will be set forth in the prospectus supplement or free writing prospectus for those securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement or free writing prospectus pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement or free writing prospectus.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the ordinary shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the offering of the securities.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State, except that offers of securities may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(i)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(ii)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(iii)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation. For the purpose of the above provisions, the expression “an offer to the public” in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended, including any relevant delegated regulations.

MiFID II Product Governance

Any person offering, selling or recommending the securities (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II (Directive 2014/65/EU) is responsible for undertaking its own target market assessment in respect of the securities (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

LEGAL MATTERS

Certain legal matters with respect to the United States of America and New York law with respect to the validity of certain of the offered securities will be passed upon for us by Haynes and Boone LLP, New York, New York. Certain legal matters with respect to Dutch law with respect to the validity of certain of the offered securities will be passed upon for us by CMS Derks Star Busmann NV, Amsterdam, the Netherlands. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

The financial statements as of December 31, 2025, and 2024 and for the years then ended incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2025, have been so incorporated in reliance on the report of Reliant CPA PC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. The Securities and Exchange Commission maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements and other information regarding registrants that are filed electronically with the Securities and Exchange Commission.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website at www.quantum-cyber.ai.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the Securities and Exchange Commission pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission on March 31, 2026;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the Securities and Exchange Commission on May 15, 2026;

●	Our Current Reports on Form 8-K filed with the Securities and Exchange Commission on February 10, 2026, February 17, 2026, March 11, 2026, March 17, 2026, March 25, 2026, April 15, 2026, April 28, 2026, May 8, 2026, May 18, 2026, May 26, 2026, May 28, 2026 and June 3, 2026; and

●	The description of our securities contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission on March 31, 2026, including any amendment or reports filed for the purpose of updating such description.

All filings filed by us pursuant to the Securities Exchange Act of 1934, as amended, after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

Quantum Cyber N.V

Attn: Secretary

1501 Belvedere Road, Suite 500

West Palm Beach, FL 33406

(561) 562-4111

You may also access the documents incorporated by reference in this prospectus through our website at www.quantum-cyber.ai. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

Up to $100,000,000 Ordinary Shares

PROSPECTUS SUPPLEMENT

Titan Partners

October 9, 2026